Exhibit 4.3

LEGGETT & PLATT, INCORPORATED

401 (K) PLAN AND TRUST AGREEMENT

Restated as of January 1, 2025

(except as otherwise indicated)

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1.43.	Owner	11
1.44.	Parental Leave	11
1.45.	Participant	11
1.46.	Participating Group	11
1.47.	Pay	11
1.48.	Plan	12
1.49.	Plan Year	13
1.50.	Prior Plan	13
1.51.	QDRO	13
1.52.	Related Company	13
1.53.	Required Beginning Date	13
1.54.	Salary Deferral Contributions	13
1.55.	Settlement Date	13
1.56.	Share or Shares	13
1.57.	Spousal Consent	13
1.58.	Spouse	14
1.59.	Stock Bonus Plan	14
1.60.	Trade Date	14
1.61.	Trust	14
1.62.	Trustee	14
1.63.	Unit or Units	14
1.64.	USERRA	14
1.65.	Valuation Date	14
1.66.	Year of Vesting Service	14

SECTION II	ELIGIBILITY; SERVICE FOR PRIOR EMPLOYERS	16

2.1.	Eligibility	16
2.2.	Ineligible Employee	16
2.3.	Ineligible or Former Participant	16
2.4.	Former Employee	17
2.5.	Service for Prior Employers	17

SECTION III	PARTICIPANT CONTRIBUTIONS	18

3.1.	Salary Deferral Contributions	18
3.2.	After-Tax Contributions	19
3.3.	Changing a Contribution Election	19
3.4.	Revoking and Resuming a Contribution Election	20
3.5.	Contribution Percentage Limits	20
3.6.	Refunds When Contribution Dollar Limit Exceeded	20
3.7.	Timing, Posting and Tax Considerations	21
3.8.	Catch-Up Contributions by Participants Age 50 or Over	21
3.9.	Roth Contributions	22
3.10.	Voluntary Deductible Employee Contributions	23

SECTION IV	ROLLOVER CONTRIBUTIONS, TRANSFERS TO AND FROM OTHER QUALIFIED PLANS, AND IN-PLAN ROTH CONVERSIONS	24

4.1.	Rollover Contributions	24
4.2.	Transfers from and to Other Qualified Plans	24
4.3.	Direct Rollovers	25
4.4.	Direct Rollovers Involving Roth Contribution Accounts	25
4.5.	In-Plan Roth Conversions	25

SECTION V	COMPANY CONTRIBUTIONS	27

5.1.	Company Matching Contributions	27
5.2.	Company Discretionary Matching Contributions	28
5.3.	Company Qualified Non-Elective Contributions	28
5.4.	Parthenon Company Profit Sharing Contributions	29
5.5.	Sterling Steel Contributions	30
5.6.	Western Pneumatic Tube Contributions	31
5.7.	Additional Stock Bonus Plan Employer Matching Contribution	32

SECTION VI	ACCOUNTING	33

6.1.	Individual Participant Accounting	33
6.2.	Contribution and Distribution Accounting	33
6.3.	Trade Date Accounting and Investment Cycle	33
6.4.	Accounting for Investment Funds	33
6.5.	Payment of Fees and Expenses	33
6.6.	Accounting for Participant Loans	34
6.7.	Error Correction	34
6.8.	Participant Statements	34
6.9.	Special Accounting During Conversion Period	35
6.10.	Accounts for QDRO Beneficiaries	35

SECTION VII	INVESTMENT FUNDS AND ELECTIONS	36

7.1.	Investment Funds	36
7.2.	Investment Fund Elections	36
7.3.	Responsibility for Investment Choice	36
7.4.	ERISA Section 404(c)	36
7.5.	Default if No Election	36
7.6.	Timing	37

SECTION VIII	VESTING & FORFEITURES	38

8.1.	Fully Vested Accounts	38
8.2.	Full Vesting upon Certain Events	38
8.3.	Vesting Schedule	39
8.4.	Forfeitures	40

8.5.	Rehired Participants	40

SECTION IX	PARTICIPANT LOANS	42

9.1.	Participant Loans Permitted	42
9.2.	Loan Application, Note and Security	42
9.3.	Spousal Consent	42
9.4.	Loan Approval	42
9.5.	Loan Limits	42
9.6.	Maximum Number of Loans	42
9.7.	Source and Timing of Loan Funding	42
9.8.	Interest Rate	43
9.9.	Loan Payment	43
9.10.	Loan Payment Hierarchy	43
9.11.	Leaves of Absence	43
9.12.	Loan Default	44
9.13.	Acceleration of Payments	44
9.14.	Loans to Executive Officers and Directors of the Company Prohibited	44
9.15.	Loan Rollovers upon Divestiture or Acquisition	44
9.16.	Effect of Deemed Distribution	45
9.17.	Loan Repayment Extension under CARES Act	45

SECTION X	IN-SERVICE WITHDRAWALS	47

10.1.	In-Service Withdrawals Permitted	47
10.2.	In-Service Withdrawal Application and Notice	47
10.3.	Spousal Consent	47
10.4.	In-Service Withdrawal Approval	47
10.5.	Payment Form and Medium	47
10.6.	Source and Timing of In-Service Withdrawal Funding	48
10.7.	In-Service Withdrawals Usually in Cash	48
10.8.	Over Age 59½ Withdrawals	48
10.9.	Under Age 59½ Hardship Withdrawals	49
10.10.	Rollover Withdrawals	50
10.11.	Disability Withdrawals	51

SECTION XI	DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW	52

11.1.	Benefit Information, Notices and Election	52
11.2.	Spousal Consent	52
11.3.	Payment Form and Medium	52
11.4.	Distribution of Small Amounts	53
11.5.	Automatic IRA Rollovers	53
11.6.	Source and Timing of Distribution Funding	53
11.7.	Deemed Distribution	53

11.8.	Latest Commencement Permitted	54
11.9.	Minimum Distribution Requirements	54
11.10.	Beneficiary Designation	59
11.11.	Deemed Severance Distributions	59
11.12.	Special Rules Applicable to Participant Voluntary Deductible Employee Contributions	60
11.13.	Distributions Usually in Cash	61
11.14.	Coronavirus-Related Distributions	61

SECTION XII	ADP AND ACP TESTS	63

12.1.	Contribution Limitation Definitions	63
12.2.	ADP and ACP Tests	64
12.3.	Correction of ADP and ACP Tests	66
12.4.	Adjustment for Investment Gain or Loss	67
12.5.	Testing Responsibilities and Required Records	67
12.6.	Separate Testing	67

SECTION XIII	MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS	68

13.1.	“Annual Addition” Defined	68
13.2.	Maximum Annual Addition	68
13.3.	Avoiding an Excess Annual Addition	68
13.4.	Correcting an Excess Annual Addition	68
13.5.	Correcting a Multiple Plan Excess	68

SECTION XIV	TOP HEAVY RULES	69

14.1.	Top Heavy Definitions	69
14.2.	Special Contributions	70
14.3.	Special Vesting	70

SECTION XV	PLAN ADMINISTRATION	71

15.1.	Plan Delineates Authority and Responsibility	71
15.2.	Fiduciary Standards	71
15.3.	Company Is ERISA Plan Administrator	71
15.4.	Administrative Committee and Investment Committee Duties	71
15.5.	Advisors May Be Retained	72
15.6.	Delegation of Administrator Duties	72
15.7.	Committee Operating Rules	72

SECTION XVI	MANAGEMENT OF INVESTMENTS	74

16.1.	Trust Agreement	74
16.2.	Investment Funds	74
16.3.	Authority to Hold Cash	74

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16.4.	Trustee to Act upon Instructions	74
16.5.	Custom Fund Investment Management	75
16.6.	Administrator Has Right to Vote Registered Investment Company Shares	75
16.7.	Authority to Segregate Assets	75

SECTION XVII	TRUST ADMINISTRATION	77

17.1.	Trustee to Construe Trust	77
17.2.	Trustee to Act as Owner of Trust Assets	77
17.3.	United States Indicia of Ownership	77
17.4.	Tax Withholding and Payment	77
17.5.	Trust Accounting	78
17.6.	Valuation of Certain Assets	78
17.7.	Legal Counsel and Professional Agents	78
17.8.	Fees and Expenses	78
17.9.	Trustee Duties and Limitations	78
17.10.	Voting of Proxies	79

SECTION XVIII	RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION	80

18.1.	Plan Does Not Affect Employment Rights	80
18.2.	Compliance with USERRA and Make-Up Contributions	80
18.3.	Qualified Reservist Distributions	80
18.4.	Limited Return of Contributions	81
18.5.	Assignment and Alienation	81
18.6.	Facility of Payment	81
18.7.	Reallocation of Lost Participants’ Accounts	81
18.8.	Claims Procedure	82
18.9.	Construction	83
18.10.	Jurisdiction and Severability	83
18.11.	Indemnification by Company	83
18.12.	Verbal Representation Limitation	84

SECTION XIX	AMENDMENT, MERGER, DIVESTITURES AND TERMINATION	85

19.1.	Amendment	85
19.2.	Merger	85
19.3.	Divestitures	85
19.4.	Plan Termination	86
19.5.	Amendment and Termination Procedures	86
19.6.	Termination of Employer’s Participation	86
19.7.	Replacement of the Trustee	86
19.8.	Final Settlement and Accounting of Trustee	87

SECTION XX	“RETIREMENT K” PROVISIONS	88

20.1.	Purpose and Effective Date	88
20.2.	Retirement K Participants	88
20.3.	Retirement K Contributions	88
20.4.	Retirement K Matching Contributions	89
20.5.	Special Retirement K Matching Contribution	90
20.6.	Application of Other Plan Provisions	90

SECTION XXI	SPECIAL PROVISIONS RELATING TO THE COMPANY STOCK FUND	92

21.1.	Acquisition or Disposition of Company Stock	92
21.2.	Restriction on Elections Provided for in the Plan Pursuant to Section 16 of the Securities Exchange Act of 1934	92

SECTION XXII	ESOP PROVISIONS	93

22.1.	Cash Dividends on Company Stock	93
22.2.	Distribution of Benefits	93

SECTION XXIII	“HANES K” PROVISIONS	94

23.1.	Purpose	94
23.2.	Hanes K Participants	94
23.3.	Hanes K Matching Contributions	94
23.4.	Application of Other Plan Provisions	95

APPENDIX A	PARTICIPATION AGREEMENT LEGGETT & PLATT, INCORPORATED 401(k) PLAN AND TRUST	A-1

APPENDIX B	INVESTMENT FUNDS AND COMPANY STOCK FUND	B-1

APPENDIX C	PAYMENT OF PLAN FEES AND EXPENSES	C-1

APPENDIX D	LOAN INTEREST RATE	D-1

PREAMBLE

Effective as of September 1, 2000, Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located in Carthage, Missouri, established the Leggett & Platt, Incorporated 401(k) Plan and Trust Agreement (the “Plan”) for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code Section 401(a), which includes a qualified cash or deferred arrangement, as described in Code Section 401(k).

The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which was entered into by and between Leggett & Platt, Incorporated and Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company. The Trust is intended to be exempt from tax under Code Section 501(a).

The Plan is intended to comply with the Code Section 401(a) qualification requirements, as amended from time to time, and is intended to comply in operation therewith. To the extent that the Plan, as set forth below, is subsequently determined not to comply with such requirements and any regulations issued under these qualification requirements, the Plan shall later be amended to so comply.

The restated Plan also contains a stock bonus component. This component is intended to constitute a stock bonus plan under Code Section 401(a) and an employee stock ownership plan (“ESOP”) under Code Section 4975(e)(7).

This Plan was restated, effective as of January 1, 2007. The Plan was restated again effective as of January 1, 2011, as of January 1, 2016, and again as of January 1, 2019. The Leggett & Platt, Incorporated Stock Bonus Plan was merged into this Plan as of December 31, 2018. The Hanes Companies, Inc. Retirement Savings Plan II was merged into this Plan as of March 31, 2025.

Except as otherwise indicated in the amended Plan provisions, this restatement of the Plan is effective as of January 1, 2025.

SECTION I

DEFINITIONS

When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

1.1. “Account.” The records maintained for purposes of accounting for a Participant’s interest in the Plan. “Account” may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions or allocations under the Plan, contributions previously permitted under the Plan and amounts transferred from other plans:

(a) “Cash Dividends Holding Account.” An account created to hold cash dividends attributable to Company Stock that the Participant has elected to have paid to him or her, which are received by the Trustee, and credited to this Account. A Participant’s Cash Dividends Holding Account shall be debited when the cash dividends are distributed to the Participant.

(b) “Cash Dividends Reinvestment Account.” An account created to hold shares of Company Stock purchased by the Trust from reinvested dividends received by the Trust which are attributable to the Participant’s Accounts.

(c) “Employee After-Tax Contributions Account.” An account created to hold amounts attributable to the Participant’s nondeductible contributions made pursuant to the Stock Bonus Plan and merged into this Plan.

(d) “Employee Pre-Tax Deferral Account.” An account created to hold amounts attributable to Employee Pre-Tax Contributions (including pre-tax Catch-Up Contributions) to this Plan.

(e) “Hanes Prior Loan Account.” An account created to hold any outstanding participant loan(s) transferred from the Hanes Plan to this Plan.

(f) “Participant Voluntary Deductible Employee Contributions Account.” An account created to hold amounts attributable to voluntary deductible contributions made to the Stock Bonus Plan from and after January 1, 1982, and prior to January 1, 1987.

(g) “Prior Plan Corrective Matching Contribution Account.” An account created to hold amounts attributable to corrective matching contributions transferred from other plans designated as “Prior Plan Corrective Matching Contribution Account” amounts thereafter.

(h) “Prior Plan Employee Pre-Tax Deferral Account(s).” An account created to hold amounts transferred from other plans designated as “Prior Plan Employee Pre-Tax Deferral Account” amounts thereunder.

(i) “Prior Plan Employee After-Tax Contribution Account.” An account created to hold amounts transferred from the other plans designated as “Prior Plan Employee After-Tax Contribution Account” amounts thereunder.

(j) “Rollover Account.” An account created to hold amounts attributable to Rollover Contributions by Participants to this Plan and amounts transferred from other plans designated as “Rollover Account” amounts thereunder. As necessary, subaccounts shall be created under a Participant’s Rollover Account to separately hold amounts attributable to (i) pre-tax amounts that were contributed to another qualified plan or to an individual retirement plan, (ii) Roth contributions made to another qualified Plan, and (iii) after-tax amounts that were contributed to another qualified plan or to an individual retirement plan.

(k) “Company Matching Contribution Account.” An account created to hold amounts attributable to Company Matching Contributions from the Employer.

(l) “Company Discretionary Matching Contribution Account.” An account created to hold amounts attributable to Company Discretionary Matching Contributions from the Employer.

(m) “Company Corrective Matching Contribution Account.” An account created to hold amounts attributable to Corrective Matching Contributions from the Employer.

(n) “Company Qualified Non-Elective Contribution Account.” An account created to hold amounts attributable to Company Qualified Non-Elective Contributions from the Employer.

(o) “Prior Plan Company Matching Contribution Account(s).” An account created to hold amounts attributable to Prior Plan Company Matching Contribution Accounts that are merged into this Plan.

(p) “Prior Plan Company Profit Sharing Contribution Account(s).” An account created to hold amounts attributable to Prior Plan Company Profit Sharing Contributions or similar accounts that are merged into this Plan.

(q) “Prior Plan Qualified Non-Elective Contribution Account.” An account created to hold amounts attributable to Prior Plan Qualified Non-Elective Contributions or similar accounts that are merged into this Plan.

(r) “Parthenon Company Profit Sharing Contribution Account.” An account created to hold amounts attributable to Parthenon Company Profit Sharing Contributions.

(s) “Roth Contribution Account.” An account created to hold Roth Contributions (including after-tax Catch-Up Contributions) made pursuant to Section 3.9.

(t) “Prior Plan Roth Contribution Account.” An account created to hold Prior Plan Roth Contributions (including after-tax Catch-Up Contributions) that are merged into this Plan.

(u) “Roth Conversion Account.” An account created to hold amounts attributable to In-Plan Roth Conversions made pursuant to Section 4.5.

(v) “Prior Plan Roth Conversion Account.” An account created to hold amounts attributable to in-plan Roth conversions made under a Prior Plan that are merged into this Plan.

(w) “Sterling Steel Contribution Account.” An account created to hold amounts attributable to Sterling Steel Contributions made pursuant to Section 5.5.

(x) “Western Pneumatic Tube Contribution Account.” An account created to hold amounts attributable to Western Pneumatic Tube Contributions made pursuant to Section 5.6.

(y) “Prior Plan ESOP Account.” An account created to hold amounts attributable to an ESOP Account under a Prior Plan that are merged into this Plan.

(z) “Stock Bonus ESOP Account.” An account created to hold amounts transferred to the Stock Bonus Plan from the Leggett & Platt, Incorporated Employee Stock Ownership Plan, as a result of the termination of that plan.

The Administrative Committee may also provide for the maintenance of subaccounts within each of these Accounts, to the extent such subaccounts are necessary to comply with applicable provisions of (i) the Code, (ii) any state or federal statute, or (iii) guidance issued by the Internal Revenue Service.

1.2. “Accounting Year.” The fiscal year of the Company for federal income tax purposes (which, as of the effective date of this restated Plan document, is the calendar year).

1.3. “ACP” or “Average Contribution Percentage.” The percentage calculated in accordance with Subsection 12.1(a).

1.4. “Administrative Committee.” The committee which has been appointed by the Company to administer the Plan in accordance with Sections 15.4 through 15.7.

1.5. “Administrator.” The Company, which may delegate all or a portion of the duties of the Administrator to the Administrative Committee and Investment Committee in accordance with Sections 15.4 through 15.7.

1.6. “ADP” or “Average Deferral Percentage.” The percentage calculated in accordance with Subsection 12.1(c).

1.7. “Alternate Payee.” Any spouse, former spouse, child or other dependent (as defined in Code Section 152) of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion, of the Participant’s Accounts under the Plan.

1.8. “Beneficiary.” The person or persons who is to receive benefits after the death of the Participant pursuant to the “Beneficiary Designation” provisions in Section 11.10 or as a result of a QDRO.

1.9. “Break in Service.” A Plan Year in which a Participant is not credited with more than 500 Hours of Service.

Notwithstanding the above, a “Break-in-Service” shall not be deemed to occur in any Plan Year if the Participant was not credited with more than five hundred (500) Hours of Service solely because of a leave of absence (without pay) duly granted by an Employer.

Notwithstanding the above, a Participant shall not incur a Break in Service in the first Plan Year that the Participant is not credited with more than five hundred (500) Hours of Service because of a “maternity or paternity absence” as defined in Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code, i.e. an absence because of:

(a) Pregnancy of the Participant;

(b) Birth of a child of the Participant;

(c) Placement of a child for adoption with the Participant; or,

(d) Caring for a child during the period immediately following such a birth or placement.

1.10. “Code.” The Internal Revenue Code of 1986, as amended. Reference to any specific Code Section shall include such section, any regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.11. “Company.” Leggett & Platt, Incorporated or any successor by merger, purchase or otherwise.

1.12. “Company Stock.” The shares of the common stock of the Company, with voting rights, which are contributed to or acquired by the Trustee as part of the Trust.

1.13. “Compensation.” A Participant’s “compensation,” as that term is defined in Section 1.415(c)-2(d)(4) of the Treasury Regulations issued under the Code (i.e., a Participant’s earnings from the Employer, as reported in “Box 1” of Form W-2), plus any salary reductions pursuant to Code Sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 408(p)(2)(A)(i) or 457. For this purpose, amounts under Section 125 of the Code do not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.

For Plan Years beginning on and after January 1, 2008, a Participant’s Compensation shall exclude all payments made after the Participant’s severance from employment with the Employer, unless such a payment (i) consists of regular pay that would have been paid to the Participant before such severance if he or she had continued in employment with the Employer, and (ii) is made by the later of two and one-half months after such severance or the end of the limitation year that includes the date of such severance; provided, however, that for Plan Years beginning on and after January 1, 2009, a Participant’s Compensation shall include any payments of military differential pay, in accordance with the provisions of Code Section 414(u)(12). For purposes of the preceding sentence, a Participant’s “regular pay” includes compensation for services during his or her regular work hours, compensation for services outside his or her regular work hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments.

For purposes of determining benefits under the Plan, Compensation is limited to $350,000 per Plan Year (as adjusted for cost of living increases pursuant to Code Sections 401(a)(17) and 415(d)). If a Plan Year consists of fewer than 12 months, Compensation for purposes of determining benefits under this Plan for such Plan Year is limited to an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

For purposes of determining HCEs and Key Employees, and for purposes of Section 13.2 and 14.2, Compensation for the entire Plan Year shall be used. Effective January 1, 2005, for purposes of determining ADP and ACP, Compensation for the entire Plan Year shall be used.

1.14. “Contribution.” An amount contributed to the Plan by a Participant or by an Employer, or an amount directly transferred to this Plan from another plan qualified under Code Section 401(a) or a conduit individual retirement account, annuity or trust, and allocated to one of a Participant’s Accounts.

1.15. “Contribution Dollar Limit.” The annual limit placed on each Participant’s Salary Deferral Contributions shall be $23,500 per calendar year (as adjusted for cost of living increases pursuant to Code Section 402(g)(4)). For purposes of this Section 1.14, a Participant’s Salary Deferral Contributions shall include any elective deferral to a Code Section 401(k) plan, a Code Section 408(k) simplified employer pension plan, a Code Section 403(b) annuity or custodial account plan, or a Code Section 408(p) simple retirement account.

1.16. “Conversion Period.” The period of converting the prior accounting system of a Prior Plan and trust merged into this Plan and Trust and the accounting system described in Section 6.

1.17. “Direct Rollover.” An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

1.18. “Disability.” A Participant’s total and permanent, mental or physical disability as evidenced by (i) eligibility for Social Security disability benefits or (ii) eligibility for Employer sponsored long-term disability benefits.

1.19. “Distributee.” An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO. Effective January 1, 2007, and solely for purposes of distributing a lump-sum death benefit payment to a traditional inherited individual retirement account, as defined in Code Section 408(d)(3)(C), a “distributee” shall also include a nonspouse Beneficiary.

1.20. “Effective Date.” The date upon which the provisions of this Plan became effective. This date was September 1, 2000, unless stated otherwise, including, but not limited to, as stated in the Appendix A/Participation Agreement with respect to a Participating Group. The effective date of this restatement is January 1, 2025, except as indicated in this restatement.

1.21. “Eligible Employee.” An Employee of an Employer or Participating Group that is covered by this Plan pursuant to a duly executed/accepted Participation Agreement, consented to by the Company, except any Employee:

(a) Whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party, unless the collective bargaining agreement calls for the Employee’s participation in the Plan;

(b) Who is treated as an Employee because he or she is a Leased Employee; or

(c) Who is a nonresident alien who either (i) receives no earned income (within the meaning of Code Section 911(d)(2)), from sources within the United States under Code Section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

With regard to an Eligible Employee whose employment classification changes from nonbargaining to bargaining or from common-law employee to Leased Employee, and who as a result of such change becomes an Ineligible Participant under this Plan, he or she shall cease being considered an Eligible Employee under this Plan as soon as administratively reasonable after the date of such change in employment classification.

With regard to an Employee whose employment classification changes from bargaining to nonbargaining or from Leased Employee to common-law employee, and who as a result of such change satisfies this Plan’s definition of “Eligible Employee,” he or she shall be considered an Eligible Employee under this Plan as soon as administratively reasonable after the date of such change in employment classification.

A person classified by an Employer as an “independent contractor” shall not be eligible to participate in this Plan. If the person is later classified as a common-law employee by the Employer, or is later classified as a common-law employee pursuant to the settlement of a federal employment tax audit with the Internal Revenue Service, such person shall be considered an Eligible Employee, for the purpose of this Plan, only from and after the date he or she is classified by the Employer as a common-law employee of an Employer.

Employees who are incarcerated but allowed to work under a “work-release” or similar program, and who would otherwise be Eligible Employees, may participate in the Plan if their Employer (or Participating Group) so elects under a duly adopted Participation Agreement.

Effective January 1, 2025, an Employee of Hanes who would otherwise be an Eligible Employee may participate in the Plan.

1.22. “Eligible Retirement Plan.” An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts a Distributee’s Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. Effective January 1, 2007, for purposes of distributing a lump-sum death benefit payment to a nonspouse Beneficiary, an Eligible Retirement Plan shall mean only a traditional inherited individual retirement account, as defined in Code Section 408(d)(3)(C). Effective January 1, 2008, an Eligible Retirement Plan shall also include a Roth IRA described in Code Section 408A(b).

1.23. “Eligible Rollover Distribution.” A distribution of all or any portion of the balance to the credit of a Distributee, excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of a distribution that is not includible in gross income; and (iv) hardship withdrawal amounts withdrawn from any Participant Account. A distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to a traditional individual retirement account or annuity described in Code Section 408(a) or (b) (a “traditional IRA”) or a Roth individual retirement account or annuity described in Code Section 408A (a “Roth IRA”), a qualified plan described in Code Section 401(a) or 403(a), or a defined contribution plan described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.24. “Employee.” An individual who is employed by the Company or an Employer in a Participating Group, regardless of whether the individual is a Participant in this Plan. Effective January 1, 2025, an individual employed by Hanes is an Employee hereunder.

1.25. “Employer.” The branches and locations of the Company and any Related Company which adopts this Plan pursuant to a duly executed Participation Agreement (or prior to January 1, 2003, Adoption Agreement) consented to by the Company, each of which shall be attached hereto. Effective January 1, 2025, Hanes adopts this Plan and is an Employer hereunder.

1.26. “Entry Date.” Each January 1, each April 1, each July 1, each October 1, and any additional Special Entry date designated by the Company. Special Entry Dates include, by way of illustration and not limitation, the following:

(a) The special effective date of Participation specified in a Participation Agreement;

(b) With respect to an Employee who is entitled, pursuant to the provisions of Section 2.2 or 2.3, to begin making Salary Deferral Contributions immediately upon his or her transfer from a Related Employer, such Employee’s date of transfer; and

(c) With respect to a previously Ineligible Employee who is entitled, pursuant to the provisions of Section 2.2, to begin making Salary Deferral Contributions on the date he or she becomes an Eligible Employee, such date.

1.27. “ERISA.” The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.28. “ESOP Component.” With respect to any Valuation Date on or after January 1, 2019, that portion of the Trust that is invested in Company Stock.

Elective contributions made pursuant to Section 3, Rollover Contributions and transfers accepted pursuant to Section 4, and Company contributions made pursuant to Section 5 shall be deemed to be held in the ESOP Component as of the Valuation Date such contributions or amounts are used to acquire Company Stock pursuant to a Participant’s election under Section 7.

The ESOP Component is intended to constitute an employee stock ownership plan (“ESOP”) within the meaning of Code Section 4975(e)(7) and Treasury Regulation Section 54.4975-11(a)(5), as well as a qualified stock bonus plan and a qualified cash or deferred arrangement, within the meaning of Code Sections 401(a) and 401(k)(2).

1.29. “Forfeiture Account.” An account holding amounts forfeited by Participants who have left an Employer or a Participating Group, invested in interest bearing deposits of the Trustee, pending disposition as provided in this Plan and Trust and as directed by the Administrative Committee.

1.30. “Hanes.” Hanes Companies, Inc., Hanes Companies – New Jersey, LLC, Hanes CNC Services Co., and any Related Company of such entities which adopts this Plan pursuant to a duly executed Participation Agreement consented to by the Company.

1.31. “Hanes Plan.” The Hanes Companies, Inc. Retirement Savings Plan II, which shall be merged into this Plan as of March 31, 2025.

1.32. “HCE” or “Highly Compensated Employee.” An Employee described as a Highly Compensated Employee in Subsection 12.1(i).

1.33. “Hour of Service.” Subject to Subsection (d), each hour for which an Employee is entitled to:

(a) Payment for the performance of duties for any Related Company;

(b) Payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including Disability), layoff, leave of absence, jury duty or military service; or

(c) Back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains).

(d) Notwithstanding the foregoing:

(i) No more than five hundred one (501) Hours of Service shall be credited under item (b) and item (c) above for any single continuous period during which no duties were performed;

(ii) No Hours of Service shall be credited under (b) above if the indirect compensation was paid pursuant to workmen’s compensation, unemployment compensation, or disability insurance laws; and

(iii) No Hours of Service shall be credited for any payment to an Employee which solely reimburses the Employee for medical or medically related expenses.

Hours of Service for any period for which a Related Company does not have adequate records for the determination of actual Hours of Service, shall be based on forty-five (45) Hours of Service for any week during which the Employee is entitled to at least one (1) Hour of Service.

Hours of Service shall also include each hour, up to a maximum of 501 hours for any single Parental Leave (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule). Any hours required to be credited in accordance with the preceding sentence shall be credited only in the Plan Year in which the Parental Leave begins, if such crediting is necessary to prevent a Break in Service during such Plan Year, or in the following Plan Year.

The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c).

An Employee who terminates employment with all Related Companies to enter the Armed Forces of the United States shall be credited with Hours of Service during his or her entire period of military service on the basis of his or her regular work schedule, or in the case of an Employee without a regular work schedule, on the basis of 8 hours for each work day during such period of military service, but only if he or she again becomes an Employee within the time that his or her reemployment rights are guaranteed by law.

An Employee’s service with a predecessor or acquired company shall be determined in accordance with the provisions of Section 2.5.

1.34. “Ineligible.” The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company, which is not then an Employer, (2) an Employee, but not an Eligible Employee, (3) not an Employee, or (4) a participant in a frozen plan that has merged into this Plan (including but not limited to participants in the Leggett & Platt, Incorporated Frozen 401(k) Plan and Trust that was merged into this Plan on June 1, 2005), and not an Eligible Employee of an Employer nor a Participant in this Plan.

1.35. “In-Plan Roth Conversion.” A distribution that is made from a Participant’s Accounts, pursuant to the Participant’s election under Section 4.5, and then rolled over to his or her Roth Conversion Account.

1.36. “Investment Committee.” The committee that has been appointed by the Company to monitor the investment options provided by this Plan in accordance with Sections 15.4 and 15.7.

1.37. “Investment Fund” or “Fund.” An investment fund as described in Section 16.2. The Investment Funds authorized by the Investment Committee to be offered under the Plan as of the Effective Date are set forth in Appendix B.

1.38. “Leased Employee.” An individual, not otherwise an Employee, who, pursuant to an agreement between the Company, an Employer or a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Company, Employer or Related Company, unless:

(a) The individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirement of Code Section 414(n)(5)(B), and

(b) Such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of the Company, Employers and Related Companies (within the meaning of Code Section 414(n)(5)(C)).

1.39. “Loan Account.” The record maintained for purposes of accounting for a Participant’s loan and payments of principal and interest thereon.

1.40. “NHCE” or “Non-Highly Compensated Employee.” An Employee described as a Non-Highly Compensated Employee in Subsection 12.1(k).

1.41. “Non-ESOP Component.” With respect to any Valuation Date on or after January 1, 2019, that portion of the Trust that is not invested in Company Stock. The Non-ESOP Component of the Plan is intended to constitute a qualified profit sharing plan and a qualified cash or deferred arrangement, within the meaning of Code Sections 401(a) and 401(k)(2).

1.42. “Normal Retirement Date.” The date of a Participant’s 65th birthday.

1.43. “Owner.” A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code Section 318 or 416 (which exclude indirect ownership through a qualified plan).

1.44. “Parental Leave.” The period of absence from work by reason of pregnancy, the birth of an Employee’s child, the placement of a child with the Employee in connection with the child’s adoption, or caring for such child immediately after birth or placement as described in Code Section 410(a)(5)(E).

1.45. “Participant.” An Eligible Employee who has satisfied the eligibility requirements described in Section 2.1. A Participant’s eligibility to make or receive contributions under the Plan is subject to the eligibility requirements specified in Section 3 (Participant Contributions), Section 4 (Rollover Contributions and Transfers), Section 5 (Company Contributions) and Section 20 (Retirement K Contributions). A Participant’s participation continues until his or her employment with the Company, Employers, and Related Companies ends and his or her Account is distributed or forfeited. Notwithstanding the foregoing, an individual who is employed by Hanes as of December 31, 2024, and who is an Eligible Employee as of January 1, 2025, shall immediately become a Participant in this Plan on January 1, 2025.

1.46. “Participating Group.” An Employer that elects to participate in this Plan with respect to the branches listed in the Participation Agreement by branch and clock numbers with the consent of the Company by completing the form of the Participation Agreement which is attached to this Plan document as Appendix A, including an Employer that elects to merge a Prior Plan into this Plan. Solely for purposes of the “Retirement K” provisions appearing in Section 20, a Participating Group shall also include any group of employees who (i) were eligible to participate in the Hanes Plan, prior to January 1, 2025, and (ii) were active participants in the Leggett & Platt, Incorporated Retirement Plan on December 31, 2006.

1.47. “Pay.” The total compensation paid to an Eligible Employee by an Employer while a Participant, including but not limited to regular salary, wages, bonuses, incentive income, overtime pay, and cash distributions from nonqualified deferred compensation arrangements, but excluding the following types of compensation: expense reimbursements (e.g., for a relocation), disqualifying dispositions of Company Stock, distributions from the Leggett & Platt, Incorporated Executive Stock Unit Program, distributions to Participants from the Leggett & Platt, Incorporated Retirement K Excess Program, awards of restricted Company Stock (both when awarded and when the shares at issue become taxable to the recipient), options to purchase Company Stock (both at the time such option is granted and when it is exercised), distributions from nonqualified deferred compensation arrangements that are made in the form of either Company Stock or – at the time of exercise – options to purchase Company Stock, imputed income (e.g., for group term life insurance or auto usage), nontaxable compensation, adjustments to compensation for tax purposes, and other forms of extraordinary compensation (e.g., auto allowances, housing allowances, rent allowances, interest subsidies, one-time hire, rehire and similar bonuses, etc.). A Participant’s Pay shall exclude any payouts under the following Company programs: Preferred Stock Unit (Cash), Preferred Stock Unit (Stock), Profitable Growth Incentive (Cash), Profitable Growth Incentive (Stock), and Stock Options Payout (Cash). Notwithstanding the foregoing, a Participant’s Pay shall exclude any non-cash compensation.

For Plan Years beginning on and after January 1, 2008, a Participant’s Pay shall exclude all payments made after the Participant’s severance from employment with the Employer, unless such a payment (i) consists of regular pay that would have been paid to the Participant before such severance if he or she had continued in employment with the Employer, and (ii) is made by the later of two and one-half months after such severance or the end of the limitation year that includes the date of such severance; provided, however, that for Plan Years beginning on and after January 1, 2009, a Participant’s Pay shall include any payments of military differential pay, in accordance with the provisions of Code Section 414(u)(12). For purposes of the preceding sentence, a Participant’s “regular pay” includes compensation for services during his or her regular work hours, compensation for services outside his or her regular work hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments.

Pay is not decreased by any salary reduction pursuant to Code Sections 125, 132(f), or 402(e)(3). For this purpose, amounts under Section 125 of the Code do not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. Pay is limited to $350,000 (as adjusted for the cost of living pursuant to Code Sections 401(a)(17)(B) and 415(d)) per Plan Year. If a Plan Year consists of fewer than 12 months, Pay for such Plan Year is limited to an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

For purposes of calculating Salary Deferral Contributions and Company Matching Contributions under Sections 3.1 and 5.1, the definition of Pay shall apply separately for each payroll period.

For purposes of calculating Company Discretionary Matching Contributions under Section 5.2 and Parthenon Company Profit Sharing Contributions under Section 5.4, the definition of Pay shall apply for the entire Plan Year (or the portion of the Plan Year during which an Eligible Employee is a Participant).

Notwithstanding any provision of this Section 1.45, for purposes of Section 18.2 a Participant who is in qualified military service (as defined in Code Section 414(u)(5)), shall be treated as receiving Pay from his or her Employer during such period of qualified military service equal to:

(a) The Pay the Participant would have received during such period if the Participant were not in qualified military service, based on the rate of pay the Participant would have received from his or her Employer but for the absence during the period of qualified military service, or

(b) If the Pay the Participant would have received during such period was not reasonably certain, the Participant’s average Pay from the Employer during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

1.48. “Plan.” The Leggett & Platt, Incorporated 401(k) Plan and Trust Agreement set forth in this document, as amended from time to time.

1.49. “Plan Year.” The annual accounting period of the Plan and Trust which begins on January 1 and ends on each December 31, except for the first Plan Year which began on September 1, 2000 and ended on December 31, 2000.

1.50. “Prior Plan.” A plan of the Company or an Employer, including any such plan with Code Section 401(k) features, which is intended to comply with Code Section 401(a) and is merged into this Plan.

1.51. “QDRO.” A domestic relations order which the Administrative Committee has determined to be a qualified domestic relations order within the meaning of Code Section 414(p).

1.52. “Related Company.” With respect to any Employer, that Employer and any corporation, trade or business which, together with that Employer, is a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code Sections 414(b), (c), (m) or (o).

1.53. “Required Beginning Date.” The latest date benefit payments shall commence to a Participant, which shall mean:

(a) With regard to a Participant who is not a 5% Owner, the April 1 that next follows the later of (i) the calendar year in which the Participant attained age 70 1⁄2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

(b) With regard to a Participant who is a 5% Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1⁄2.

A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1⁄2.

1.54. “Salary Deferral Contributions.” With respect to a Participant, the sum of his or her Employee Pre-Tax and Roth Contributions.

1.55. “Settlement Date.” For each Trade Date, the Trustee’s next business day.

1.56. “Share” or “Shares.” The method of plan account recordkeeping which reflects the value of a Participant’s Accounts based on the net asset value of the Investment Funds which are mutual funds, as quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”), or Company Stock.

1.57. “Spousal Consent.” The written consent given by a spouse to a Participant’s Beneficiary designation. The spouse’s consent must acknowledge the effect on the spouse of the Participant’s designation, and be duly witnessed by a notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior designation that required Spousal Consent at any time. Spousal Consent shall not be required if there is a determination by the Administrative Committee that there is no spouse, the spouse cannot, after reasonable efforts, be located, or such other circumstances as may be established by applicable law.

1.58. “Spouse.” Effective as of September 16, 2013, the term “Spouse,” whether capitalized or uncapitalized, shall mean the individual to whom a Participant is legally married, as determined under applicable law, in accordance with guidance issued by the Internal Revenue Service and the Department of Labor, on the date the Participant’s benefit under this Plan commences or, if earlier, the date of the Participant’s death. To the extent required by a “qualified domestic relations order,” as defined in Section 414(p) of the Code, the term Spouse shall also include a Participant’s former Spouse.

1.59. “Stock Bonus Plan.” The Leggett & Platt, Incorporated Stock Bonus Plan, which was merged into this Plan as of December 31, 2018.

1.60. “Trade Date.” Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded. For transaction purposes, a Trade Date ends each day at the Trustee’s regular cut-off time.

1.61. “Trust.” The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants’ Accounts, the Forfeiture Account and any unallocated funds invested in deposit or money market type assets pending allocation to Participants’ Accounts or disbursement to pay Plan fees and expenses.

1.62. “Trustee.” Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company.

1.63. “Unit” or “Units.” The method of plan account recordkeeping which reflects the value of the Participant’s Accounts which are invested in a collective investment fund maintained by the Trustee, or any other Investment Fund, other than a mutual fund quoted on NASDAQ or Company Stock, on the basis of the proportionate interests of the Participants in the fair market value of the Investment Fund on any business day expressed as Units of participation. At the inception of such an Investment Fund, one (1) Unit of Participation shall be equal to the then value of the Investment Fund. Units of participation in each Trustee collective investment trust Investment Fund shall be revalued on each business day, increased as additional Units of participation in such an Investment Fund shall be issued to Participant Accounts for new investments and cancelled and debited to Participant Accounts as Units of participation in such an Investment Fund are redeemed. Units may be maintained in fractional Units, to the extent determined by the Trustee, in its sole discretion.

1.64. “USERRA.” The Uniformed Services Employment and Reemployment Rights Act of 1994.

1.65. “Valuation Date.” Each business day the U.S. securities markets are open.

1.66. “Year of Vesting Service.” The 12 consecutive month period ending on the last day of a Plan Year in which an Employee is credited with at least 1,000 Hours of Service. For purposes of measuring an Employee’s Hours of Service for vesting under Section 8.3, service with Hanes prior to January 1, 2025, shall be taken into account.

SECTION II

ELIGIBILITY; SERVICE FOR PRIOR EMPLOYERS

2.1. Eligibility.

(a) Continuing Participation. Each Eligible Employee who was a Participant in the Plan on December 31, 2024, shall be entitled to continue to participate in the Plan on and after January 1, 2025.

(b) Stock Bonus Plan Continuing Participation. Effective January 1, 2019, each Eligible Employee who was a participant in the Stock Bonus Plan on December 31, 2018, shall be entitled to participate in the Plan.

(c) Participation On January 1, 2019 and Through December 31, 2019.

(i) Each Eligible Employee who is classified by his or her Employer as a full-time employee shall become a Participant on the Entry Date coincident with or immediately following the 90th day after his or her date of hire.

(ii) Each Eligible Employee who is classified by his or her Employer as a part-time or temporary employee shall become a Participant on the Entry Date coincident with or immediately following the date the Employee is credited with at least 1,000 Hours of Service in his or her first twelve months of employment or in any Plan Year.

(d) Participation On and After January 1, 2020. Each Eligible Employee shall become a Participant on the Entry Date coincident with or immediately following the 90th day after his or her date of hire.

(e) Hanes Continuing Participation. Each individual who is employed by Hanes as of December 31, 2024, and who is an Eligible Employee as of January 1, 2025, shall be entitled to participate in the Plan immediately.

2.2. Ineligible Employee. If an Employee satisfies the requirements of Section 2.1, but is Ineligible on the Entry Date as of which he or she would otherwise become a Participant, he or she shall become a Participant as soon as administratively reasonable after the date he or she becomes an Eligible Employee. Such date shall also be a special Entry Date with respect to the Employee, such that he or she may begin making (or be deemed to begin making) Contributions as of that date, pursuant to the provisions of Section 3.1.

2.3. Ineligible or Former Participant. A Participant may not make or share in Contributions while he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible or former Participant may resume making (or be deemed to resume making) Contributions as of the date that is as soon as administratively reasonable after he or she again satisfies the requirements of the first paragraph of Section 1.20. If such Ineligible or former Participant has never made a Contribution (or fails to affirmatively resume making Salary Deferral Contributions) to this Plan, the date described in the immediately preceding sentence shall be a special Entry Date with respect to the Participant, such that he or she may begin making (or be deemed to begin making) Contributions on that date pursuant to the provisions of Section 3.1.

2.4. Former Employee. A former Employee who was not yet a Participant when he or she ceased to be an Employee, but who is then reemployed by an Employer, shall become a Participant in the Plan as soon as administratively reasonable after the later of the following dates: (a) the Entry Date coincident with or immediately following the date he or she satisfies the requirements set forth in Section 2.1, counting, for this purpose, his or her Hours of Service prior to his or her reemployment; or (b) his or her reemployment date.

2.5. Service for Prior Employers. If an employee of a subsidiary or affiliated company of the Company (a “Prior Employer”) becomes an Employee under the Plan, then in determining such Employee’s eligibility to become a Participant and Hours of Service, the following rules shall apply.

(a) Members of the Controlled Group. The Company shall recognize the Employee’s service for his or her Prior Employer while the Prior Employer was part of any company that was a member of a controlled group of corporations, commonly controlled group of trades or businesses, or affiliated service group with the Company within the meaning of Sections 414(b), (c), and (m) of the Code (collectively, the “Controlled Group”).

(b) Stock Acquisitions. If the Employee’s Prior Employer became a member of the Controlled Group through a stock acquisition, the Company shall credit the Employee’s service with the Prior Employer, even if all or part of such employment occurred before the Prior Employer became a member of the Controlled Group.

(c) Asset Acquisitions. If the Employee’s Prior Employer became a member of the Controlled Group through an asset purchase, the Company shall credit the Employee’s service with the Prior Employer, even if all or part of such employment occurred before the Prior Employer became a member of the Controlled Group, if:

(i) After the acquisition, a member of the Controlled Group maintains a qualified retirement plan of the Prior Employer in which the Employee was a participant at the time of the acquisition; or

(ii) In the event no member of the Controlled Group maintains any such qualified retirement plan of the Prior Employer, the Company so elects, by resolution of its Board of Directors or its delegee.

For purposes of this Subsection, a Prior Employer’s plan is “maintained” if a member of the Controlled Group either (A) sponsors it as a separate plan, or (B) merges it with (or transfers all or part of its assets to) any plan of a member of the Controlled Group.

(d) Hanes Service. The Company shall recognize the Employee’s service for Hanes prior to January 1, 2025, for all purposes under the Plan.

SECTION III

PARTICIPANT CONTRIBUTIONS

3.1. Salary Deferral Contributions. Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount that does not exceed the Contribution Dollar Limit, within the limits described in Section 3.5, and have such amount contributed to the Plan by the Employer as an Employee Pre-Tax Contribution, a Roth Contribution (as defined in Section 3.9), or both (together, “Salary Deferral Contributions”). Such election shall be expressed as a whole percentage (or as whole percentages) of the Participant’s total Pay, and shall be made in such manner and with such advance notice as prescribed by the Administrator. A Participant’s Salary Deferral Contribution election shall be effective with the first administratively reasonable payroll paid after the date such notice is received and acknowledged by the Administrative Committee in the Human Resources Department of the Company.

Effective January 1, 2019, each Participant who fails to affirmatively elect to reduce his or her Pay as a Salary Deferral Contribution (including a Contribution Percentage election of zero percent (0%)) shall be deemed to have elected an Employee Pre-Tax Contribution of one percent (1%), to be invested in accordance with Section 7.2 or 7.5, as applicable.

As of the first administratively reasonable payroll period following each Participant’s Entry Date, such Participant (including a rehired Participant) who fails to affirmatively elect to reduce his or her Pay as a Salary Deferral Contribution (including a Contribution Percentage election of zero percent (0%)) shall be deemed to have elected an Employee Pre-Tax Contribution election of one percent (1%), to be invested in accordance with Section 7.2 or 7.5, as applicable.

Effective January 1, 2020, each Participant who is deemed to have elected to make an Employee Pre-Tax Contribution pursuant to this Section, or who has affirmatively elected to make a Salary Deferral Contribution of less than six percent (6%) (including a Contribution Percentage election of zero percent (0%)), shall have his or her Contribution Percentage increased by one percent (1%), to be invested in accordance with Section 7.2 or 7.5, as applicable, as of the first pay date following January 1 of the second Plan Year beginning after his or her deemed or affirmative Salary Deferral Contribution election applies. Each such Participant’s Contribution Percentage shall continue to be increased annually, with the first pay date following each January 1, until the Contribution Percentage reaches six percent (6%); provided, however, that a Participant’s Contribution Percentage will not be automatically increased by one percent (1%) for a specific calendar year if the Participant changes or suspends his or her Salary Deferral Contributions in accordance with Sections 3.3 and 3.4 during the immediately preceding calendar year.

Although a Participant’s Salary Deferral Contributions made pursuant to this Section 3.1 shall be expressed as a percentage (or percentages) of his or her total Pay, only the cash component of such Pay shall be contributed to the Plan. Accordingly, such contributions need not be taken pro-rata from each component of a Participant’s Pay. If, for periods before January 1, 2018, a Participant’s total Pay includes one or more non-cash components (such as distributions of stock units or stock options from a nonqualified deferred compensation arrangement), the Participant’s Salary Deferral Contribution election shall nonetheless be implemented, to the extent possible, with respect to the Participant’s total Pay. If the Participant’s cash Pay for a given payroll period is insufficient to implement his or her election under this Section, the Administrative Committee shall, to the extent administratively practicable, restore the shortfall out of the cash components of the Participant’s Pay during the remainder of that calendar year. For Plan Years beginning on and after January 1, 2018, if a Participant’s total Pay includes one or more non-cash components, the Participant’s Salary Deferral Contribution election shall be implemented only from the cash component of the Participant’s Pay; the Administrative Committee will no longer restore any shortfall out of the cash components of the Participant’s Pay.

Notwithstanding the foregoing, the following rules shall apply:

(a) If an Employee first becomes a Participant in this Plan because of the merger of a Prior Plan maintained by the Company, an Employer, or a Related Employer and was an active participant in a Prior Plan, the Salary Deferral Contribution election of the Employee shall apply to this Plan (and the Employee/Prior Plan participant need not make a new deferral election in connection with the merger of the Prior Plan into this Plan). For purposes of this Subsection 3.1(a), “Prior Plan” does not include the Stock Bonus Plan.

(b) The Administrative Committee may prescribe electronic election and confirmation procedures, where feasible, in lieu of written election and acknowledgement procedures. In no event shall an Employee’s Salary Deferral Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Plan Year.

(c) At least 30 days in advance of a Participant’s automatic enrollment pursuant to this Section 3.1, the Administrative Committee shall provide the Participant with a notice advising him or her of the automatic enrollment, that he or she may change or suspend his or her Salary Deferral Contributions in accordance with Sections 3.3 and 3.4, and how his or her Salary Deferral Contributions will be invested.

(d) At least 30 days in advance of a Participant’s automatic increase pursuant to this Section 3.1, the Administrative Committee shall provide the Participant with a notice advising him or her of the automatic increase, that he or she may change or suspend his or her Salary Deferral Contributions in accordance with Sections 3.3 and 3.4, and how his or her Salary Deferral Contributions will be invested.

3.2. After-Tax Contributions. Except as provided in Section 3.9 (with respect to Roth Contributions), a Participant may not make after-tax Contributions to the Plan. However, a Prior Plan that is merged into this Plan may include and transfer Prior Plan Employee After-Tax Contribution Accounts into this Plan.

3.3. Changing a Contribution Election. A Participant who is an Eligible Employee may change his or her Salary Deferral Contribution election in such manner and with such advance notice as prescribed by the Administrative Committee. Such election shall be effective with the first administratively reasonable payroll paid after the date such election is received in good order by the Administrative Committee (or its designee). Notwithstanding the foregoing, the Administrative Committee may prescribe electronic election and confirmation procedures, where feasible, in lieu of written election and acknowledgement procedures. Participants’ Contribution election percentages shall automatically apply to Pay increases or decreases.

3.4. Revoking and Resuming a Contribution Election. Subject to the automatic enrollment and automatic increase provisions of Section 3.1, a Participant may revoke his or her Contribution election in such manner and with such advance notice as prescribed by the Administrative Committee. Such revocation shall be effective with the first administratively reasonable payroll paid after the date such notice is received and acknowledged by the Trustee. Notwithstanding the foregoing, the Administrative Committee may prescribe electronic election and confirmation procedures, where feasible, in lieu of written election and acknowledgement procedures.

Subject to the automatic enrollment and automatic increase provisions of Section 3.1, a Participant who is an Eligible Employee may resume Contributions by making a new Contribution election in such manner and with such advance notice as prescribed by the Administrative Committee. Such election shall be effective with the first administratively reasonable payroll paid after the date such notice is received and acknowledged by the Trustee. Notwithstanding the foregoing, the Administrative Committee may prescribe electronic election and confirmation procedures, where feasible, in lieu of written election and acknowledgement procedures.

3.5. Contribution Percentage Limits. The Administrative Committee may establish and change from time to time, in writing, without the necessity of amending this Plan and Trust, the minimum, if applicable, and maximum Salary Deferral Contribution percentages prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrative Committee may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12. The minimum Contribution Percentage shall be 1%. There shall be no maximum Contribution Percentage; provided, however, that a Participant’s election of a Contribution Percentage shall be given effect only to the extent possible after complying with any withholding requirement otherwise applicable to the Participant’s Pay under the Code, state law, or federal law.

Irrespective of the limits that may be established by the Administrative Committee in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code Section 415.

3.6. Refunds When Contribution Dollar Limit Exceeded. A Participant who makes Salary Deferral Contributions for a calendar year to this Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to the Participant by April 15 and shall not be included as an Annual Addition under Code Section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. A Participant may designate the extent to which such a refund is composed of Employee Pre-Tax Contributions and Roth Contributions, but only to the extent such types of Contributions were made for the Plan Year. If the Participant does not designate which types of Contributions are to be refunded, excess amounts shall first be taken from unmatched Employee Pre-Tax Contributions, then from matched

Employee Pre-Tax Contributions, and then from Roth Contributions. Any Company Matching Contributions attributable to refunded excess Salary Deferral Contributions as described in this Section shall be forfeited and used as described in Section 8.4.

3.7. Timing, Posting and Tax Considerations. Participants’ Salary Deferral Contributions may be made only through payroll deduction. Such amounts shall be paid to the Trustee in cash or Company Stock (in accordance with the applicable investment allocation pursuant to Section 7.2 or 7.5) and be posted to each Participant’s Account(s) as soon as such amounts can reasonably be separated from the Employer’s general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date amounts are deducted by the Employer from a Participant’s Pay (or as that maximum period may be otherwise extended by ERISA or U.S. Department of Labor regulations thereunder). Salary Deferral Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code Section 404(a).

In no event shall a Participant’s Salary Deferral Contributions be paid to the Trustee before the earlier of: (i) the performance of the services to which the Participant’s Salary Deferral Contributions relate, and (ii) the date on which the Pay that is subject to the deferral election would be currently available to the Participant in the absence of an election to defer. The timing of a Participant’s Salary Deferral Contributions will not fail the requirement in the immediately preceding sentence merely because the contributions are occasionally made before the services with respect to a pay period are performed, provided the contributions are paid early in order to accommodate bona fide administrative considerations and are not paid early for the principal purpose of accelerating deductions.

3.8. Catch-Up Contributions by Participants Age 50 or Over. Effective as of January 1, 2008, any limit on Salary Deferral Contributions imposed by Section 3.1, Section 3.5, or Section 12.2 shall be increased, for an “Eligible Participant” (as defined below), to the extent of any Catch-Up Contributions described in this Section.

(a) Limitation. For any taxable year, the amount of an Eligible Participant’s Catch-Up Contributions may not exceed the lesser of:

(i) The “Applicable Dollar Amount” (as defined below), or

(ii) The Eligible Participant’s Compensation for the year, reduced by any other elective deferrals (as defined in Code Section 414(v)(6)(B)) of the Participant for that year.

(b) Definitions. For purposes of this Section 3.8, the following terms shall have the indicated meanings:

(i) The “Applicable Dollar Amount” is $7,500. The Applicable Dollar Amount will be adjusted for inflation, in $500 increments, in accordance with Code Section 414(v)(2)(C).

(ii) An “Eligible Participant,” for any taxable year, is a Participant in the Plan:

(A) Who will be at least age fifty (50) by the close of the taxable year, and

(B) For whom no other Salary Deferral Contributions may otherwise be made to the Plan for the taxable year because of the application of any limitation or other restriction described in Code Section 414(v)(3) or any comparable limitation or restriction contained in the terms of the Plan.

(c) Allocation Between Pre-Tax and Roth Amounts. Any Eligible Participant who designates any percentage of his or her elective deferrals as Roth Contributions will be deemed to have designated the same percentage of any Catch-Up Contributions as Roth Contributions.

(d) Catch-Up Contributions by Participants Age 60 through Age 63. Notwithstanding the foregoing, effective January 1, 2025, any limit on Salary Deferral Contributions imposed by Section 3.1, Section 3.5, or Section 12.2 shall be increased, for an “Eligible Participant” (as defined in this Section 3.8) who will attain age sixty (60), sixty-one (61), sixty-two (62), or sixty-three (63), but would not attain age sixty-four (64) before the close of the taxable year. For purposes of this Subsection (d), the “Applicable Dollar Amount” is the greater of $10,000, or an amount equal to one-hundred fifty percent (150%) of the dollar amount in effect for 2024 for Eligible Participants as defined in Paragraph (b)(ii)(A) and (B), above, as adjusted for inflation in accordance with Code Section 414(v)(2)(C).

3.9. Roth Contributions.

(a) Acceptance of Roth Contributions. As of January 1, 2008, the Plan began accepting Roth Contributions made on behalf of Participants. A Participant’s Roth Contributions will be allocated to a separate account maintained for such contributions, as described in Subsection (b). Unless specifically stated otherwise, Roth Contributions will be treated as Employee Pre-Tax Contributions for all purposes under the Plan.

(b) Separate Accounting. Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Contribution Account maintained for each Participant pursuant to Subsection 1.1(q). The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Roth Contribution Account. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other accounts under the Plan. No contributions other than Roth Contributions and properly attributable earnings thereon will be credited to a Participant’s Roth Contribution Account.

(c) Definition. A “Roth Contribution” is an after-tax elective deferral (including a Catch-up Contribution) that is:

(i) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution that is being made in lieu of all or a portion of the Employee Pre-Tax Contribution (or Catch-up Contribution) the Participant is otherwise eligible to make under the Plan; and

(ii) Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

3.10. Voluntary Deductible Employee Contributions. From and after January 1, 1982, and prior to January 1, 1987, Participants were permitted to make voluntary deductible contributions in cash to the Stock Bonus Plan, in accordance with the law in effect at such time. Subject to the provisions of Section 11.12, a Participant may elect at any time to withdraw any or all of his or her Participant Voluntary Deductible Employee Contributions Account.

SECTION IV

ROLLOVER CONTRIBUTIONS, TRANSFERS TO AND FROM OTHER QUALIFIED

PLANS, AND IN-PLAN ROTH CONVERSIONS

4.1. Rollover Contributions. The Administrative Committee may authorize the Trustee to accept a rollover contribution, within the meaning of Code Section 402(c) or 408(d)(3)(A)(ii), in cash, directly from an Employee or a Participant (for purposes of this Section, a “Participant”) or as a Direct Rollover on behalf of a Participant from: (i) another qualified retirement plan, a tax-sheltered annuity plan described in Code Section 403(b), or a governmental retirement plan described in Code Section 457(b) (collectively, “Employer Plans”); or (ii) an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (collectively, “IRAs”). In addition to pre-tax amounts, such rollover contributions may include (iii) after-tax amounts that were contributed either to another Employer Plan or to an IRA, and (iv) Roth contributions made to an Employer Plan (but not to a Roth IRA). See Subsection 4.4(b) for additional rules applicable to rollover contributions involving Roth contributions. Under the circumstances described in Subsection 9.15(b), the Administrative Committee may also authorize the Trustee to accept a rollover contribution, within the meaning of Code Section 402(c) or 408(d)(3)(A)(ii), in the form of a Participant’s promissory note for a plan loan from another Employer Plan.

Notwithstanding the foregoing, any rollover contributions accepted by the Trustee hereunder shall not include “qualified plan loan offset amounts.” For purposes of this Section, “qualified plan loan offset amounts” shall mean any amount by which a Participant’s benefit under another Employer Plan is reduced to repay a plan loan from such plan and is treated as a distribution from such plan solely by reason of the termination of the Employer Plan or the Participant’s termination of employment from such employer.

The Participant shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrative Committee, that the amount is eligible for rollover treatment. A rollover contribution received directly from the Participant must be paid to the Trustee in cash within 60 days after the date received by the Participant from an Employer Plan or an IRA. Contributions described in this paragraph shall be posted to the appropriate subaccount under the Participant’s Rollover Account as of the date received by the Trustee. Upon a transfer by an Employee who is not a Participant hereunder, his or her Rollover Accounts shall represent his or her sole interest in the Plan until he or she becomes a Participant.

If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code Section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Participant’s Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Participant, and (3) distributed to the Participant. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

4.2. Transfers from and to Other Qualified Plans. The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or transfer assets in cash or in kind directly to another qualified plan; provided that receipt of a transfer shall not be directed if any amounts include benefits protected by Code Section 411(d)(6) which would not be preserved under applicable Plan provisions.

The Trustee may refuse the receipt of any transfer if instructions for posting amounts to Participants’ Accounts are incomplete. Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

4.3. Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 4.3, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, but only if that Eligible Retirement Plan agrees to accept such Eligible Rollover Distribution. Subject to any contrary Internal Revenue Service guidance, the Administrative Committee may establish administrative constraints on any election under this Section 4.3.

4.4. Direct Rollovers Involving Roth Contribution Accounts.

(a) Notwithstanding Section 1.16, a direct rollover of a distribution from a Participant’s Roth Contribution Account will be made only to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(b) The Plan will accept a rollover contribution to the Roth subaccount of a Participant’s Rollover Account only if it is a direct rollover from a Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(c) The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Contribution Account if the amount of the distributions that are eligible rollover distributions is reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Contribution Account will not be taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Contribution Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions under Section 11.4.

(d) Any automatic rollover distribution from a Participant’s Roth Contribution Account pursuant to Section 11.5 shall be subject to applicable Code limitations and shall be made only to a Roth IRA described in Code Section 408A.

4.5. In-Plan Roth Conversions. Subject to the remainder of this Section, a Participant (whether or not he or she is an Employee) may elect to roll over all or a portion of the Accounts specified below to his or her Roth Conversion Account, provided the distribution of such amount would otherwise be an Eligible Rollover Distribution. For purposes of this Section 4.5, the term

“Participant” shall include a deceased Participant’s surviving Spouse and an alternate payee under a QDRO who is a Participant’s Spouse or former Spouse.

(a) Amounts Eligible for Conversion. A Participant may elect, at any time, to convert any amounts (to the extent vested) held in his or her Accounts (other than his or her Roth Contribution Account, his or her Roth Conversion Account, and the Roth subaccount of his or her Rollover Account).

(b) Conversion Method and Accounting.

(i) If a Participant elects to convert an amount that is otherwise distributable to him or her under the terms of the Plan, the Participant may elect to convert the amount either through a Direct Rollover (in accordance with Section 4.3) or through a distribution to the Participant that he or she then contributes to the Plan as a Rollover Contribution (in accordance with the procedures described in Section 4.1, except that the amount shall be contributed to the Participant’s Roth Conversion Account, rather than his or her Rollover Account).

(ii) Amounts that are not otherwise distributable from the Plan at the time of an In-Plan Roth Conversion may be converted only through a Direct Rollover (in accordance with Section 4.3). In accordance with IRS Notice 2014-74, Q&A-3, such amounts shall thereafter be held in a separate subaccount (or separate subaccounts) of the Participant’s Roth Conversion Account, and shall remain subject to the same distribution restrictions that applied to them before the In-Plan Roth Conversion.

(c) Exceptions to Treatment as a Distribution. Notwithstanding any contrary provision of Section 9, an outstanding loan that is converted pursuant to this Section 4.5 without changing the repayment schedule shall not be treated as a new loan. Notwithstanding any contrary provision of Section 11.4, an amount converted pursuant to this Section 4.5 shall continue to be taken into account when determining whether the value of the Participant’s vested Account balance exceeds $7,000.

(d) Age-40 Withdrawals. Solely with respect to an In-Plan Roth Conversion under this Section, a Participant who is an Employee or former Employee of Hanes and who is age 40 or older may withdraw from his or her Prior Plan Company Matching Contribution Account and Prior Plan Company Profit Sharing Contribution Account an amount necessary to pay any federal or state income taxes reasonably anticipated to result from such conversion.

SECTION V

COMPANY CONTRIBUTIONS

5.1. Company Matching Contributions.

(a) Frequency and Eligibility. For each period for which Salary Deferral Contributions are made, an Employer may make Company Matching Contributions, as described in the following “Allocation Method” paragraph, on behalf of each Participant who contributed during the period; provided, however, that a Participant who is a bargaining Employee of Branch No. 0767 or 0769 (Western Pneumatic Tube), who is a bargaining Employee of Branch No. 0530 (Sterling Steel), or who is eligible for participation in the Leggett & Platt, Incorporated Executive Stock Unit Plan shall not be eligible to receive Company Matching Contributions. In addition, a Participant who is a Highly Compensated Employee shall not be eligible to receive a Company Matching Contribution, except as provided in Section 20 (“Retirement K” Provisions), or as provided in Section 23 (“Hanes K” Provisions), as applicable.

No Company Matching Contributions shall be made with respect to a Participant’s Catch-Up Contributions.

A Participant who is a collectively-bargained employee shall not be eligible to receive a Company Matching Contribution, except as otherwise provided herein, or as provided for in a Participation Agreement.

(b) Allocation Method. Any Company Matching Contributions (including any Forfeiture Account amounts applied as Company Matching Contributions in accordance with Section 8.4) for each pay period shall be allocated to each eligible Participant’s Company Matching Contribution Account in an amount equal to fifty percent (50%) of the first six percent (6%) of a Participant’s Pay that the Participant elects to contribute to the Plan for the pay period, or in accordance with the Company Matching Contribution formula, if any, elected in the Participation Agreement for the Participating Group in which the Participant is employed.

(c) Timing, Medium and Posting. An Employer shall make each period’s Company Matching Contribution as soon as administratively feasible, and for purposes of deducting such Contribution, by not later than the Employer’s federal tax filing date, including extensions. The Trustee shall post such amount to each Participant’s Company Matching Contribution Account as soon as administratively reasonable after the total Contribution received has been balanced against the specific amount to be credited to each Participant’s Company Matching Contribution Account.

The Company Matching Contributions may be made either in (i) cash or (ii) shares of Company Stock, valued as of the Trade Date such contributions are posted to each eligible Participant’s Company Matching Contribution Account.

5.2. Company Discretionary Matching Contributions.

(a) Frequency and Eligibility. For each Plan Year, an Employer may make Company Discretionary Matching Contributions, to be allocated as described in the following “Allocation Method” paragraph, to the eligible Participants described in the “Eligible Participants” paragraph.

(b) Eligible Participants. Participants who have made Salary Deferral Contributions during the applicable Plan Year shall be eligible to share in any Company Discretionary Matching Contributions for that Plan Year if they (i) have been credited with at least 1,000 Hours of Service during the applicable Plan Year and are employed on the last day of the Plan Year, (ii) retired during the Plan Year on or after attaining Age fifty-five (55) with at least three (3) years of Vesting Service, (iii) retired due to Disability, or (iv) died during the Plan Year; provided, however, that a Participant who is a bargaining Employee of Branch No. 0767 or 0769 (Western Pneumatic Tube), who is a bargaining Employee of Branch No. 0530 (Sterling Steel), who is eligible for participation in the Leggett & Platt, Incorporated Executive Stock Unit Plan, or who is a Highly Compensated Employee shall not be eligible to receive Company Discretionary Matching Contributions.

No Company Discretionary Matching Contributions shall be made with respect to a Participant’s Catch-Up Contributions.

A Participant who is a collectively-bargained employee shall not be eligible to receive a Company Discretionary Matching Contribution, except as otherwise provided herein, or as provided for in a Participation Agreement.

(c) Allocation Method. Any Company Discretionary Matching Contributions (including any Forfeiture amounts applied as Company Discretionary Matching Contributions in accordance with Section 8.4) for each pay period shall be allocated to each eligible Participant’s Company Discretionary Matching Contribution Account in accordance with a uniformly applied formula, as determined by the Employer.

(d) Timing, Medium and Posting. An Employer shall make any Company Discretionary Matching Contribution as soon as administratively reasonable after the end of the applicable Plan Year and, for purposes of deducting such Contributions, by not later than the Company’s federal tax filing date, including extensions. The Trustee shall post such amount to each eligible Participant’s Company Discretionary Matching Contribution Account as soon as administratively reasonable after the total Contribution has been balanced against the specific amount to be credited to each Participant’s Company Discretionary Matching Contribution Account.

The Company Discretionary Matching Contributions may be made either in (i) cash or (ii) shares of Company Stock, valued as of the Trade Date such contributions are posted to each eligible Participant’s Company Discretionary Matching Contribution Account.

5.3. Company Qualified Non-Elective Contributions.

(a) Frequency and Eligibility. An Employer may, for any Plan Year, make Company Qualified Non-Elective Contributions, to be allocated as described in the following “Allocation Method” paragraph to the eligible participants described in the “Eligible Participants” paragraph.

(b) Eligible Participants. Participants who are NHCEs shall be eligible to share in any Company Qualified Non-Elective Contributions if they are also eligible (or, if made, would be eligible) for a Company Discretionary Matching Contribution for such Plan Year, as set forth in Subsection 5.2(b) hereof. A uniform rate of Company Qualified Non-Elective Contributions as a percentage of Pay shall be made for eligible Participants.

(c) Allocation Method. Any Company Qualified Non-Elective Contribution (including any Forfeiture amounts applied as Company Qualified Non-Elective Contributions in accordance with Section 8.4) shall be allocated to each eligible Participant’s Company Qualified Non-Elective Contributions Account in the proportion that each eligible Participant’s Pay bears to the total Pay of all such eligible Participants.

(d) Timing, Medium and Posting. An Employer shall make any Company Qualified Non-Elective Contribution by not later than twelve (12) months after the end of the Plan Year to which it relates. The Contribution shall be made in cash. The Trustee shall post the appropriate amount to each eligible Participant’s Company Qualified Non-Elective Contribution Account as soon as administratively reasonable after the total Contribution has been balanced against the specific amount to be credited to each eligible Participant’s Company Qualified Non-Elective Contribution Account.

(e) Fully Vested. Pursuant to Section 8.1, a Participant’s Company Qualified Non-Elective Contribution Account shall be fully vested at all times.

(f) In-Service Withdrawals. Pursuant to Sections 10.8 (Age 59 1⁄2), 10.9 (Hardship), and 10.11 (Disability), in-service withdrawals may be made from a Participant’s Company Qualified Non-Elective Contributions Account. No other in-service withdrawals are permitted.

5.4. Parthenon Company Profit Sharing Contributions.

(a) Frequency and Eligibility. For each Plan Year ending before January 1, 2010, an Employer may make a Parthenon Company Profit Sharing Contribution, to be allocated as described in the following “Allocation Method” paragraph, to the eligible Participants described in the “Eligible Participants” paragraph.

(b) Eligible Participants. Participants who are employed at Branch Nos. 0V00, 0V02, 0V03 or 0V05 (excluding the Unit President of Tubular Products, employees assigned to Department No. V05 of Branch 0V00 and bargaining, leased, nonresident aliens and reclassified employees of such Branches), or such other Branches that may be identified as adopted by the Parthenon Participating Group, shall be eligible to share in any Parthenon Company Profit Sharing Contribution only if (i) they have been credited with at least 1,000 Hours of Service during the applicable Plan Year and are employed on the last day of the Plan Year, (ii) retired during the Plan Year on or after attaining Age fifty-five

(55) with at least three (3) years of Vesting Service, (iii) retired due to Disability, or (iv) died during the Plan Year.

(c) Allocation Method. Any Parthenon Company Profit Sharing Contribution (including any Forfeiture amounts applied as Parthenon Company Profit Sharing Contributions in accordance with Section 8.4) shall be allocated to each eligible Participant’s Parthenon Company Profit Sharing Contribution Account in the proportion that each eligible Participant’s Pay for the portion of the Plan Year in which he or she is a Participant in the Plan bears to the total Pay of all such eligible Participants.

(d) Timing, Medium and Posting. An Employer shall make any Parthenon Company Profit Sharing Contribution in cash as soon as administratively reasonable after the end of the applicable Plan Year and, for purposes of deducting such Contributions, by not later than the Company’s federal tax filing date, including extensions. The Trustee shall post such amount to each eligible Participant’s Parthenon Company Profit Sharing Contribution Account as soon as administratively reasonable after the total Contribution has been balanced against the specific amount to be credited to each Participant’s Parthenon Company Profit Sharing Contribution Account.

5.5. Sterling Steel Contributions.

(a) Frequency and Eligibility. For each Plan Year ending on or after December 31, 2012, an Employer may make a Sterling Steel Contribution, to be allocated as described in Subsection (c) to the eligible Participants described in Subsection (b).

(b) Eligible Participants. Participants who are employed at Branch No. 0530 (Sterling Steel) and represented for collective bargaining purposes by the United Steel Workers of America shall be eligible to share in any Sterling Steel Contribution for a Plan Year, but only if

(i) They are employed on the last day of that Plan Year, and

(ii) Over the course of that Plan Year, they made Salary Deferral Contributions equal to at least one percent (1%) of their Pay while eligible.

(c) Allocation Method. For Plan Years beginning on or after January 1, 2013, any Sterling Steel Contribution (including any Forfeiture amounts applied as Sterling Steel Contributions in accordance with Section 8.4) shall be allocated to each eligible Participant’s Sterling Steel Contribution Account in the proportion that each eligible Participant’s Pay for the portion of the Plan Year in which he or she is a Participant in the Plan bears to the total Pay of all such eligible Participants.

(d) Timing, Medium and Posting. An Employer shall make any Sterling Steel Contribution as soon as administratively feasible after the end of the applicable Plan Year and, for purposes of deducting such Contributions, by not later than the Employer’s federal tax filing date, including extensions. The Trustee shall post such amount to each eligible Participant’s Sterling Steel Contribution Account as soon as administratively reasonable after the total Contribution has been balanced against the specific amount to be credited to each Participant’s Sterling Steel Contribution Account.

The Sterling Steel Contribution may be made either in (i) cash or (ii) shares of Company Stock, valued as of the Trade Date such contributions are posted to each eligible Participant’s Sterling Steel Contribution Account.

5.6. Western Pneumatic Tube Contributions.

(a) Frequency and Eligibility.

(i) Effective for the period beginning on October 1, 2012, and ending on December 31, 2012, and for each Plan Year thereafter, an Employer may make a Western Pneumatic Tube Contribution, to be allocated as described in Subsection (c) to the eligible Participants described in Subsection (b).

(ii) Effective January 1, 2019, an Employer shall no longer make a Western Pneumatic Tube Contribution.

(b) Eligible Participants. Subject to the provisions of Paragraphs (i) and (ii), below, Participants who are employed at Branch Nos. 0767 and 0769 (Western Pneumatic Tube) and whose compensation and conditions of employment are not covered by a collective bargaining agreement to which an Employer is a party shall be eligible to share in any Western Pneumatic Tube Contribution.

(i) The following Participants shall not be eligible to share in any Western Pneumatic Tube Contribution:

(A) Participants who are first employed at Branch Nos. 0767 or 0769, or who resume such employment after a period during which it was terminated, on or after October 1, 2014; and

(B) Participants whose employment classification changes from collectively bargained to non-collectively bargained on or after October 1, 2014.

(c) Allocation Method. Any Western Pneumatic Tube Contribution (including any Forfeiture amounts applied as Western Pneumatic Tube Contributions in accordance with Section 8.4) shall be allocated to each eligible Participant’s Western Pneumatic Tube Contribution Account in an amount equal to six percent (6%) of the Participant’s Pay for the Plan Year for which the Contribution is made.

(d) Timing, Medium, and Posting. An Employer shall make any Western Pneumatic Tube Contribution in cash, as soon as administratively reasonable after the end of the applicable Plan Year, and, for purposes of deducting such Contributions, by not later than the Employer’s federal tax filing deadline, including extensions. The Trustee shall post such amount to each eligible Participant’s Western Pneumatic Tube Contribution Account as soon as administratively reasonable after the total Contribution has been balanced against the specific amount to be credited to each Participant’s Western Pneumatic Tube Contribution Account.

5.7. Additional Stock Bonus Plan Employer Matching Contribution.

(a) Frequency and Eligibility. The Employer will make a one-time “Additional Stock Bonus Plan Employer Matching Contribution” to the Plan in connection with the 2018 calendar year, in an amount determined by the Company’s Board of Directors based on the Company’s return on capital employed for the 2018 calendar year, to be allocated as described in Subsection (c) to the eligible Participants described in Subsection (b).

(b) Eligible Participants. Participants who were active participants in the Stock Bonus Plan and employed by the Employer as of December 31, 2018, as well as former participants in the Stock Bonus Plan who retired (including Early Retirement, as previously defined under the Stock Bonus Plan), died, or became Totally and Permanently Disabled (as previously defined under the Stock Bonus Plan) during the 2018 calendar year, shall be eligible to share in the Additional Stock Bonus Plan Employer Matching Contribution.

(c) Allocation Method. The Additional Stock Bonus Plan Employer Matching Contribution shall be allocated to each eligible Participant’s Prior Plan Company Matching Contribution Account, in accordance with a uniformly applied formula, as determined by the Employer.

(d) Timing, Medium, and Posting. The Employer will make the Additional Stock Bonus Plan Employer Matching Contribution as soon as administratively feasible after authorization from the Employer’s Board of Directors and, for purposes of deducting such Contributions, by not later than the Employer’s federal tax filing date, including extensions. The Trustee shall post such amount to each eligible Participant’s Prior Plan Company Matching Contribution Account as soon as administratively reasonable after the total Contribution has been balanced against the specific amount to be credited to each Participant’s Prior Plan Company Matching Contribution Account.

The Additional Stock Bonus Plan Employer Matching Contribution may be made either in (i) cash, or (ii) shares of Company Stock. To the extent the contribution is made in shares of Company Stock, those shares will be valued as of the date they are contributed to the Trust.

SECTION VI

ACCOUNTING

6.1. Individual Participant Accounting. The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Separate subaccounts may be maintained for the interim investment of contributions, transfers, or sale proceeds of the Company Stock Fund. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in Units or Shares for the Investment Funds, including the Company Stock Fund, and in dollars for the Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

6.2. Contribution and Distribution Accounting. All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant’s Accounts on the date on which it is deposited into or distributed from the Participant’s Accounts.

6.3. Trade Date Accounting and Investment Cycle. Participant Account values shall be determined as of each Trade Date. In order for any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Trade Date. Financial transactions of the Investment Funds shall be posted to Participants’ Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

6.4. Accounting for Investment Funds. Investments in each Investment Fund that is a collective investment trust of the Trustee shall be maintained in Units. Investments in mutual funds quoted on NASDAQ or the Company Stock Fund that are made available as Investment Funds under this Plan shall be maintained on a Shares basis. The Trustee is responsible for determining the Unit or Share value of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the Unit value shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other Unit or Share values shall be determined by the Trustee. Shares in mutual funds shall be revalued each business day and shall be credited to Participant Accounts for new investments, stock dividends, adjusted for stock splits or for other corporate reorganizations, and dividends debited for redemptions of mutual funds. Shares of mutual funds may be maintained in fractional Shares, to the extent determined by the Trustee in its sole discretion. The Company Stock Fund shall be maintained in whole and fractional shares, expressed to the nearest four (4) places, and shall reflect the cost of the shares purchased or the appropriate fair market value of the shares of Company Stock contributed to the Trust by the Employers.

6.5. Payment of Fees and Expenses. Fees and expenses shall be paid as set forth below. The Employers may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in impermissible discrimination.

(a) Account Maintenance. Account maintenance fees and expenses may include, but are not limited to, administrative, Trustee, government annual report preparation, audit, nondiscrimination testing, and fees for any other special services. Any such Account maintenance fees and expenses shall be paid by the Employers or may, at the discretion of the Company, be paid from Forfeitures or other assets of the Plan. If any such fees and expenses are not paid by the Employers due to the insolvency of the Employers, they shall be paid by the Plan.

(b) Transaction. Transaction fees and expenses may include, but are not limited to, periodic installment payments. Transaction fees and expenses shall be paid by the Employers or may, at the discretion of the Company, be paid from Forfeitures or other assets of the Plan. If any such fees and expenses are not paid by the Employers due to the insolvency of the Employers, they shall be paid by the Plan.

(c) Investment Fund Management and Maintenance. Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

(d) Loan Fees. Participant loan fees shall be charged to individual Participant Accounts, provided that no loan fee shall reduce a Participant’s Account below zero.

A breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants’ Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Fund) and those that shall be paid by the Employers is set forth in Appendix C, which may be changed from time to time by an amendment to this Plan and Trust.

6.6. Accounting for Participant Loans. Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant’s Account.

6.7. Error Correction. The Administrative Committee shall take any voluntary corrective action it considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as a consequence of administrative or operational error. Such steps may include, but shall not be limited to, taking any action required under the Employee Plans Compliance Resolution System of the Internal Revenue Service, any similar correction program of the Department of Labor, or any similar correction program of any other administrative agency; reallocation of Plan assets or adjustments in amounts of future payments to Participants, Beneficiaries, or Alternate Payees; and institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information. In addition, the Company may make “Qualified Nonelective Contributions,” as defined in Treasury Regulation Section 1.401(k)-6, as appropriate to correct any operational error.

6.8. Participant Statements. The Administrative Committee shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively reasonable.

6.9. Special Accounting During Conversion Period. The Administrative Committee and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

6.10. Accounts for QDRO Beneficiaries. A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant’s Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrative Committee, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

(a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant’s Account payable to an Alternate Payee may be distributed, in a form as permissible under Section 11.3 and Code Section 414(p), to the Alternate Payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

(b) Participant Loans. Except to the extent required by law, an Alternate Payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall, generally, continue to be held in the Participant’s Account and shall not be divided between the Participant’s and Alternate Payee’s Accounts.

(c) Investment Direction. Where a separate Account has been established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if he or she were a Participant.

SECTION VII

INVESTMENT FUNDS AND ELECTIONS

7.1. Investment Funds. Except for Participants’ Loan Accounts, the Trust shall be maintained in various Investment Funds. The Investment Committee shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. A list of the Investment Funds offered under the Plan is set forth in Appendix B, which may be changed from time to time by the Investment Committee, in writing, and as agreed to by the Trustee, without the necessity of amending this Plan and Trust.

7.2. Investment Fund Elections. Each Participant shall direct the investment of all of his or her Accounts (with the exception of his or her Cash Dividends Holding Account, which will be invested in accordance with Subsection 22.1(e)). For purposes of this Section 7, the term “Participant” shall include an Employee who has not yet satisfied the requirements of Section 2.1 but who has made a rollover contribution to the Plan in accordance with the provisions of Section 4.1.

A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Investment Committee and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Investment Committee, irrespective of Participant investment elections.

The Investment Committee may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, is set forth in Appendix B, and which may be changed from time to time by an amendment to this Plan and Trust.

7.3. Responsibility for Investment Choice. Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

7.4. ERISA Section 404(c). To the extent that Participants are entitled to direct the investment of their Accounts, and unless the Administrative Committee determines otherwise, the Plan shall be administered in a manner that is intended to comply with Section 404(c) of ERISA and relieve the Plan and Trust fiduciaries from responsibility and liability for investment decisions to the maximum extent permitted under Section 404(c) of ERISA.

7.5. Default if No Election. The Investment Committee shall specify an investment Fund for the investment of that portion of a Participant’s Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is set forth in Appendix B, and may be changed from time to time by the Investment Committee, in writing, without the necessity of amending this Plan and Trust.

7.6. Timing. A Participant shall make (either in writing or in an electronic manner) his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Investment Committee and Trustee. Investment elections received by the Trustee shall be effective on the following Trade Date.

SECTION VIII

VESTING & FORFEITURES

8.1. Fully Vested Accounts. A Participant shall be fully vested in these Accounts at all times:

(a)	Cash Dividends Holding Account.

(b)	Cash Dividends Reinvestment Account.

(c)	Company Qualified Non-Elective Contribution Account.

(d)	Employee After-Tax Contributions Account.

(e)	Employee Pre-Tax Deferral Account.

(f)	Participant Voluntary Deductible Employee Contributions Account.

(g)	Prior Plan Company Matching Contribution Account.

(h)	Prior Plan Company Profit Sharing Contribution Account.

(i)	Prior Plan Corrective Matching Contribution Account.

(j)	Prior Plan Employee Pre-Tax Deferral Account.

(k)	Prior Plan Employee After-Tax Contribution Account.

(l)	Prior Plan ESOP Account.

(m)	Prior Plan Qualified Non-Elective Contribution Account.

(n)	Prior Plan Roth Contribution Account.

(o)	Prior Plan Roth Conversion Account.

(p)	Rollover Account.

(q)	Roth Contribution Account.

(r)	Roth Conversion Account.

(s)	Stock Bonus ESOP Account.

8.2. Full Vesting upon Certain Events. A Participant’s entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her terminating employment with all Related Companies due to his or her Disability or death. For purposes of this Section 8.2, a Participant who dies while performing qualified military service, as defined in Section 414(u) of the Code, shall be treated as having died while actively employed by an Employer.

8.3. Vesting Schedule. A Participant’s Company Matching Contribution Account (including a Participant’s Company Matching Contribution Account transferred from the Stock Bonus Plan to this Plan), Company Corrective Matching Contribution Account, Company Discretionary Matching Contribution Account, Sterling Steel Contribution Account, and Western Pneumatic Tube Contribution Account shall become vested in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	None
3 or more	100%

If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

The Parthenon Company Profit Sharing Account of a Participant who terminated employment before January 1, 2007, shall become vested in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	None
3	20%
4	40%
5	60%
6	80%
7 or more	100%

The Parthenon Company Profit Sharing Account of a Participant who terminates employment after December 31, 2006, shall become vested in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 2	None
2	20%
3	40%
4	60%
5	80%
6 or more	100%

If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

8.4. Forfeitures. A Participant’s non-vested Account balance shall be forfeited at the time the Participant’s vested Account balance is distributed pursuant to Section 11 hereof or when the Participant incurs five consecutive one-year breaks in service, whichever occurs first. If the Participant’s vested Account Balance is distributed, his or her non-vested Account Balance shall be transferred to a single Forfeiture Account, which shall be invested by the Trustee in the stable value fund. Amounts in the Forfeiture Account which have been forfeited shall be utilized to restore Accounts, pay Plan fees and expenses and reduce Company Matching Contributions, Company Corrective Matching Contributions, Company Qualified Non-Elective Contributions, Parthenon Company Profit Sharing Contributions, Sterling Steel Contributions, Western Pneumatic Tube Contributions, and/or Company Discretionary Matching Contributions, as directed by the Administrative Committee.

8.5. Rehired Participants.

(a) Eligible Reemployed Participants. For purposes of this Subsection 8.5(a), “Eligible Reemployed Participant” shall mean a terminated Participant who was partially vested in his or her Accounts (including any Prior Plan Accounts that were transferred to this Plan) and who is reemployed before he or she incurs five (5) consecutive one-year Breaks in Service. Each Eligible Reemployed Participant shall be entitled to repay to the Trust the benefits he or she received, in the manner and within the time hereinafter specified, and to have the forfeited portion of his or her Accounts restored.

(b) Repayment of Cash Distributions. If an Eligible Reemployed Participant received a distribution solely in cash (in lieu of Company Stock) and he or she wants any previously forfeited amount restored to his or her Accounts, the reemployed Participant must repay to the Trust the same amount that he or she received as a result of his or her termination of employment by not later than the earlier of (i) five (5) years after his or her reemployment, or (ii) the date he or she incurs five (5) consecutive one-year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant’s repayment of his or her distribution, the amount repaid shall be restored to the Participant’s Accounts, along with the previously forfeited amount. Any previously forfeited amount that is restored shall be transferred from the Forfeitures Account, provided the cash in the Forfeitures Account exceeds the amount to be restored. Otherwise, the Employer shall make a special contribution in an amount sufficient to restore the forfeited amount.

If an Eligible Reemployed Participant (i) receives a distribution, (ii) is later rehired, (iii) repays the distribution to this Plan pursuant to this Section 8.5, and (iv) later terminates employment while he or she is partially vested, then the vested portion of the Participant’s Account(s) shall be not less than an amount determined by the formula: X = P(AB+D)-D, where:

P is the vested percentage of the Participant in his or her partially vested Account(s) at the time of his or her later termination of employment;

AB is the account balance at the time of the calculation of the Participant’s partially vested Account(s) at his or her later termination of employment; and

D is the amount of the previous, partially vested distribution to the Participant after his or her prior termination of employment.

(c) Repayment of Company Stock and Cash Distributions. If an Eligible Reemployed Participant received a distribution of Company Stock and cash and he or she wants any previously forfeited amount restored to his or her Accounts, the reemployed Participant must repay to the Trust the same number of shares of Company Stock and the same amount of cash that he or she received as a result of his or her termination of employment, or if subsequent to the receipt of the distribution, there has been a stock split or stock dividend, or a reorganization or recapitalization of the Company, then he or she must repay to the Trust the same amount of cash that he or she received as a result of his or her termination of employment and the number of shares of Company Stock and/or cash which he or she received because of said stock split, stock dividend, reorganization or recapitalization for the number of shares of Company Stock that he or she received as a result of his or her termination of employment. However, the reemployed Participant is not required to repay any cash distributions he or she received on the shares of Company Stock he or she received as a result of his or her termination of employment. The repayment shall be made not later than the earlier of (i) five (5) years after his or her reemployment or (ii) the date he or she first incurs five (5) consecutive One-Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant’s repayment of his or her distribution, the Company Stock and cash repaid shall be restored to the Participant’s Accounts, along with the previously forfeited amount. Any previously forfeited amount that is restored shall be transferred from the Forfeitures Account provided the cash in the Forfeitures Account exceeds the number of shares of Company Stock and the amount of cash to be restored. Otherwise the Employer shall make a special contribution in an amount sufficient to restore such forfeited shares of Company Stock and cash. The reemployed Participant shall be entitled to vest in such restored Accounts as if the Company Matching Contributions for the shares of Company Stock and cash restored had been made in the applicable years.

(d) Nonvested Participants. A terminated Participant who was not vested in any Account attributable to Employer contributions (including, for this purpose, Salary Deferral Contributions), was not entitled to receive any distribution, and who is reemployed before he or she incurs five consecutive one-year Breaks in Service, shall have the nonvested portion of his or her Account(s) that was forfeited under Section 11.7 restored as of the date of the Participant’s reemployment.

SECTION IX

PARTICIPANT LOANS

9.1. Participant Loans Permitted. New loans to Participants are permitted pursuant to the terms and conditions set forth in this Section; provided, however, that loans shall not be made to Participants whose Accounts are merged into this Plan from a Prior Plan until the end of any applicable Conversion Period.

9.2. Loan Application, Note and Security. A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrative Committee. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant’s Account from which the loan is made, and the Plan shall have a lien on this portion of the Participant’s Account.

9.3. Spousal Consent. A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan after December 31, 2002, since the Plan was amended on November 12, 2001, to eliminate any annuity form of payment.

9.4. Loan Approval. The Administrative Committee, or the Trustee, if authorized by the Administrative Committee and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

9.5. Loan Limits. The loan amount must meet all of the following limits, as determined as of the date the loan is processed, and shall be determined as follows:

(a) Minimum Loan. The minimum amount for any loan is $500.

(b) Maximum Loan. The maximum amount a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balances, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant’s highest outstanding loan balance during the 12 month period ending on the day before the day the loan is processed. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

9.6. Maximum Number of Loans. A Participant may have a maximum of two loans outstanding at any given time, provided that the purpose of one of the loans is to acquire the Participant’s principal residence. Notwithstanding the foregoing, a Participant may have two general purpose loans outstanding solely with respect to his or her Hanes Prior Loan Account; provided, however, such Participant may apply for a general purpose loan only after both outstanding general purpose loans are repaid and may apply for a principal residence loan only after at least one outstanding general purpose loan is repaid.

9.7. Source and Timing of Loan Funding. A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be taken pro-rata from the Participant’s vested Accounts (with the exception of his or her Cash Dividends Holding Account), and shall likewise be taken from the Investment Funds in which such Accounts are invested, in direct proportion to the market value of the Participant’s interest in each Investment Fund as of the Trade Date on which the loan is processed.

The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively reasonable.

9.8. Interest Rate. The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrative Committee, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate is determined as set forth in Appendix D. The methodology for determining the interest rate, as set forth in Appendix D, may be changed from time to time by an amendment to this Plan and Trust.

9.9. Loan Payment. Substantially level amortization shall be required of each loan. A Participant will make loan repayments through payroll deduction or other repayment method in accordance with procedures established by the Administrative Committee. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years, except that the repayment period may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant’s principal residence. As a condition to receiving a loan, an active Participant shall irrevocably authorize the Employer to deduct loan repayment amounts from his or her Compensation until such time as the loan has been repaid in full. If a Participant terminates employment for any reason after receiving a loan, he or she shall continue making loan repayments at the time and in the amount required by the terms of a promissory note through any repayment method authorized by the Administrative Committee (except payroll deduction). Upon a Participant’s failure to timely make his or her loan repayments, the loan shall be in default and the provisions of Section 9.12 shall apply.

9.10. Loan Payment Hierarchy. Loan principal payments shall be credited to the Participant’s Accounts in the same order used to fund the loan. Loan interest shall be credited to the Participant’s Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant’s current investment election for new Contributions.

9.11. Leaves of Absence. The Administrative Committee may suspend loan payments pursuant to Section 18.2 during a Participant’s period of uniformed military service. During such period, the interest rate on the Participant’s loan(s) shall not exceed six percent (6%) per annum. Upon the Participant’s return to active employment, the Participant may elect to have the loan(s) either (a) re-amortized over the remainder of the original term of the loan, or (b) extended by a period that is up to the remainder of the five-year period commencing on the original date of the loan plus the Participant’s period of military service, rounded to the nearest full month. In the absence of an election, the loan shall be re-amortized over the original loan term.

During any other leave of absence, the Administrative Committee may suspend loan payments for a period of up to one year. If the Participant returns to active employment by no later than one year after the commencement of the leave, the Participant’s outstanding loan(s) shall be either (a) re-amortized over the remainder of the original term of the loan, or (b) extended by a period that is up to the remainder of the five-year period commencing on the original date of the loan. In the absence of an election, the loan shall be re-amortized over the original loan term.

Notwithstanding the foregoing, a Participant may elect to continue making loan repayments during his or her leave of absence in accordance with a repayment method authorized by the Administrative Committee. Upon the Participant’s failure to timely make his or her loan repayments (subject to the repayment suspension authorized hereunder), the loan shall be in default and the provisions of Section 9.12 shall apply.

9.12. Loan Default. Upon a Participant’s failure to make payments at the time and in the amount required by the terms of a promissory note, the loan will be in default. The Participant may cure the default by making all overdue payments within a grace period specified by the Administrative Committee (including all payments that become overdue during the grace period). The grace period may not extend beyond the last day of the calendar quarter following the calendar quarter in which the default occurred. At a Participant’s election, the additional payments needed to cure a default may be made through either (a) additional payroll deduction amounts (for active Participants), or (b) any other repayment method authorized by the Administrative Committee.

If the Participant fails to cure the default, payment of the entire amount of the loan will be accelerated. If the Participant is actively employed on the last day of the cure period, the Administrative Committee will direct the Trustee to report to the Internal Revenue Service the outstanding principal balance of the loan and accrued interest thereon as a “deemed distribution” to the Participant. If the Participant is not actively employed on the last day of the cure period, or thereafter terminates employment for any reason, the Trustee will execute upon its security interest in the Participant’s vested account (upon the Participant’s termination distribution election under Section 11.1) by offsetting the Participant’s account balance by the remaining loan balance and then distributing the note to the Participant as soon as reasonably practicable.

9.13. Acceleration of Payments. If the Plan is terminated, the outstanding principal balance and accrued interest for Participant loans shall immediately become due and payable. If a Participant’s employment with all Related Companies has terminated, the terms of Sections 9.9 and 9.12 shall apply with respect to such Participant’s outstanding principal loan balance and accrued interest.

9.14. Loans to Executive Officers and Directors of the Company Prohibited. Notwithstanding any other provision of this Section to the contrary, effective from and after July 31, 2002, loans to Participants who are either an executive officer of the Company or a director of the Company shall not be made under this Plan, unless the Administrative Committee determines, upon advice of legal counsel for the Company, that Section 402 of the Sarbanes-Oxley Act of 2002 does not prohibit such loans.

9.15. Loan Rollovers upon Divestiture or Acquisition. Notwithstanding Sections 9.13 and 11.3 (or any other contrary provision of this Plan):

(a) If an Employer is sold and thereby ceases to be a Related Company, the Administrative Committee may, in its sole discretion, permit each Participant whose employment with all Related Companies terminates pursuant to such sale to elect that any or all loans outstanding from his or her Account, including the attendant promissory notes, be transferred in a Direct Rollover to a retirement plan maintained by the purchaser of that Employer, provided that each such loan constitutes an Eligible Rollover Distribution; and

(b) If the Company acquires an employer, the Administrative Committee may, in its sole discretion, permit each Participant whose employment with an Employer begins pursuant to such acquisition to elect that any or all loans outstanding from his or her previous employer’s qualified retirement plan, including the attendant promissory notes, be transferred in a rollover contribution to a this Plan pursuant to the provisions of Section 4.1, provided that each such loan constitutes an Eligible Rollover Distribution.

If the Administrative Committee permits any Participant to make such an election in connection with a particular divestiture or acquisition, it shall provide all similarly situated Participants the same opportunity.

9.16. Effect of Deemed Distribution. Payments on a loan will continue until the loan has been repaid in full. This will include via payroll deduction after an active Participant receiving a “deemed distribution” in accordance with Section 9.12. Neither the income resulting from a deemed distribution nor the interest that accrues thereafter will increase a Participant’s tax basis for purposes of Code Section 72. Any payments made on a loan following its deemed distribution will increase the Participant’s tax basis in the same manner as if such payments were after-tax contributions, although those payments will not be treated as after-tax contributions for purposes of Sections 401(m) and 415(c)(2) of the Code. Loans that are deemed to have been distributed shall nevertheless be considered outstanding for other purposes, including (without limitation) calculating the maximum amount of any subsequent loans, until the loan obligation is satisfied.

9.17. Loan Repayment Extension under CARES Act. Any Qualified Individual as defined in Subsection (a) may elect a loan repayment extension in accordance with Subsection (b). Notwithstanding the foregoing, the terms and conditions generally applicable to loans under Section 9 shall continue to apply to any Qualified Individual unless otherwise specified in this Section 9.17.

(a) Qualified Individual. For purposes of this Section 9.17, “Qualified Individual” shall mean any Participant, as described in Section 9.1, if he or she:

(i) is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention;

(ii) has a spouse or dependent (as defined in Code Section 152) who is diagnosed with such virus or disease by such test; or

(iii) experiences adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, closing or reducing hours of a business owned or operated by the individual due to such virus or disease or other factors as determined by the Secretary of the Treasury (or the Secretary’s delegate).

The Administrative Committee shall rely on an individual’s certification that he or she is a Qualified Individual in accordance with the conditions of Subsection (a).

A Qualified Individual shall file an election form, in the manner prescribed by the Administrative Committee, with the Administrative Committee’s designee.

(b) Notwithstanding any other provision of Section 9, any Qualified Individual who has an outstanding loan repayment due date pursuant to Code Section 72(p)(B) or (C) that occurs beginning on April 6, 2020, through December 31, 2020, may elect to extend the due date for his or her loan repayments for one year. During such period, interest on the Qualified Individual’s outstanding loan(s) shall continue to accrue. The Qualified Individual’s outstanding loan(s) shall be re-amortized to reflect the delay in the due date and any interest accruing during such delay. In determining the term of the loan under Section 9.9, the period described in this Subsection 9.17(b) shall be disregarded.

9.18 Hanes Prior Loan Account. Notwithstanding any other provision of the Plan, the Trustee shall maintain a Hanes Prior Loan Account on behalf of any Participant whose account under the Hanes Plan includes one or more participant loan(s) outstanding under the Hanes Plan as of March 30, 2025. The terms applicable to such outstanding participant loans as of March 30, 2025, shall continue to apply under this Plan. Any such Hanes Prior Loan Accounts shall be maintained solely for the purpose of receiving repayments of such loans and shall be reduced as such loans are repaid.

SECTION X

IN-SERVICE WITHDRAWALS

10.1. In-Service Withdrawals Permitted. In-service withdrawals by a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section.

10.2. In-Service Withdrawal Application and Notice. A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrative Committee. A Participant who is over age 59 1⁄2 or who applies for an in-service withdrawal from his or her Rollover Account, regardless of age, shall be provided the notice prescribed by Code Section 402(f). An in-service withdrawal by a Participant who is over age 59 1⁄2 may commence less than 30 days after the aforementioned notice is provided, if:

(a) The Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution; and

(b) The Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof;

provided, however, that a Participant may not withdraw any portion of his or her Roth Contribution or Roth Conversion Accounts until the end of the period of five consecutive calendar years that begins with the earliest of the first day of the first calendar year in which the Participant (i) makes a designated Roth Contribution to this Plan, (ii) made a designated Roth Contribution to another plan that was later accepted as a rollover contribution to the Participant’s Rollover Account pursuant to Section 4.1 and Subsection 4.4(b), or (iii) rolled over or transferred amounts to his or her Roth Conversion Account pursuant to Section 4.5. This five-year rule shall not, however, apply to withdrawals from the Roth subaccount of the Participant’s Rollover Accounts, which may be made at any time, in accordance with the foregoing provisions of this Section 10.2.

10.3. Spousal Consent. A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

10.4. In-Service Withdrawal Approval. The Administrative Committee, or the Trustee, if authorized by the Administrative Committee and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

10.5. Payment Form and Medium. The form of payment for an in-service withdrawal shall be a single lump-sum payment. A hardship in-service withdrawal by a Participant under age 59 1⁄2 is not an Eligible Rollover Distribution and the Participant may not elect a Direct Rollover. An in-service withdrawal from a Rollover Account or by a Participant age 59 1⁄2 or older is an

Eligible Rollover Distribution, and the Participant may elect a Direct Rollover for the Eligible Rollover Distribution portion of his or her in-service withdrawal.

10.6. Source and Timing of In-Service Withdrawal Funding. An in-service withdrawal by a Participant shall be made solely from the assets of the Participant’s own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then, within each Account used for funding an in-service withdrawal, amounts shall be taken by Investment Fund in direct proportion to the market value of the Participant’s interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively reasonable.

10.7. In-Service Withdrawals Usually in Cash. In-service withdrawals, other than withdrawals from the Company Stock Fund, shall be made in cash. In-service withdrawals from the Company Stock Fund may be made, at the Participant’s election, in cash or in kind. If a Participant elects to receive his or her benefits in kind, such benefits will be distributed in (i) whole shares of Company Stock, plus (ii) cash equal to the value of any fractional share of Company Stock. With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

Notwithstanding Section 10.6, if a cash dividend on Company Stock is declared on or before an in-service withdrawal of such Stock is processed but before the cash dividend is received by the Trustee, the Participant’s share of such cash dividend will be either (i) credited to the Participant’s Cash Dividends Holding Account and paid to him or her by the end of the Accounting Year of the receipt of such cash dividend by the Trustee, or (ii) credited to his or her Cash Dividends Reinvestment Account and reinvested in additional shares of Company Stock, pursuant to his or her election under Subsection 22.1(a). If a stock dividend, split or other recapitalization of Company Stock (hereinafter referred to as a “stock dividend”) is payable to shareholders of record on or before an in-service withdrawal of such stock, but before the stock dividend is received by the Trustee, the Participant’s share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee.

10.8. Over Age 59 1⁄2 Withdrawals.

(a) Requirements. A Participant who is an Employee and over age 59 1⁄2 may withdraw from the Accounts specified in paragraph (b) below.

(b) Account Sources and Funding Order. The withdrawal amount shall be taken pro-rata from each of the Participant’s fully vested Accounts.

(c) Minimum Amount. None.

(d) Suspension from Further Contributions. None.

(e) Permitted Frequency. There is no restriction on the number of Over Age 59 1⁄2 withdrawals permitted to a Participant.

10.9. Under Age 59 1⁄2 Hardship Withdrawals.

(a) Requirements. A Participant who is an Employee may request a withdrawal to satisfy a heavy and immediate financial need. Only requests for withdrawals which are both (1) on account of a Participant’s “deemed financial need,” and (2) “necessary” to satisfy the financial need shall be approved.

(b) “Deemed Financial Need.” A Participant shall be deemed to have an immediate and heavy financial need to the extent that a requested withdrawal relates to:

(i) the payment of unreimbursable medical expenses described under Code Section 213(d) previously incurred by the Participant or his or her spouse, primary beneficiary, or dependents (as defined in Code Section 152), or amounts necessary for these persons to obtain medical care;

(ii) the purchase (excluding mortgage payments) of the Participant’s principal residence;

(iii) the payment of unreimbursable tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Participant or his or her spouse, child, primary beneficiary, or dependents (as defined in Code Section 152);

(iv) the payment of amounts necessary for the Participant to prevent losing his or her principal residence through eviction or foreclosure on the mortgage;

(v) the payment of amounts necessary for the burial or funeral expenses of the Participant’s deceased parent, spouse, child, primary beneficiary, or dependents (as defined in Code Section 152, but without regard to Code Section 152(d)(1)(B));

(vi) the payment of amounts necessary to pay for repairs to a Participant’s principal residence if such amounts qualify as a casualty loss deduction on the Participant’s individual tax return (without regard to whether such loss exceeds 10% of the Participant’s adjusted gross income for the year); or

(vii) Effective January 1, 2019, expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-107, provided, that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

Notwithstanding the foregoing, for the period beginning September 14, 2017, and ending December 31, 2018, Participants who requested a withdrawal that related to expenses and losses (including loss of income) incurred by the Participant on account of Hurricane Harvey or Hurricane Irma, shall be deemed to have requested such withdrawal on account of the Participant’s “deemed financial need” provided, that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(c) “Deemed Necessary.” A withdrawal is “necessary” only if the following requirements are met:

(i) withdrawal amount does not exceed the financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal; and

(ii) Effective January 1, 2020, the Participant certifies in writing (including by using an electronic medium as defined in Treasury Regulation Section 1.401(a)-21(a)(3)) that he or she has insufficient cash or other liquid assets reasonably available to satisfy his or her immediate and heavy financial need; provided, that the Administrative Committee does not have actual knowledge to the contrary.

(d) Account Sources and Funding Order. An Under Age 59 1⁄2 Hardship Withdrawal shall be drawn pro rata from the following of the Participant’s Accounts:

(i) Employee Pre-Tax Deferral Account;

(ii) Prior Plan Employee Pre-Tax Deferral Accounts;

(iii) Roth Contribution Account; and

(iv) Company Qualified Non-Elective Contribution Account.

(e) Minimum Amount. There is no minimum amount for Under Age 59 1⁄2 Hardship withdrawals.

(f) Permitted Frequency. There is no restriction on the number of Under Age 59 1⁄2 Hardship withdrawals permitted.

10.10. Rollover Withdrawals.

(a) Requirements. A Participant who has a Rollover Account may request a withdrawal from the Rollover Account at any time.

(b) Minimum Amount. None

(c) Suspension from Further Contributions. None

(d) Permitted Frequency. There is no restriction on the number of Rollover Account withdrawals permitted.

10.11. Disability Withdrawals.

(a) Requirements. A Participant who is an Employee with a Disability may withdraw from the Accounts listed in paragraph (b) below.

(b) Account Sources and Funding Order. The withdrawal amount shall be taken pro rata from each of the Participant’s fully vested Accounts.

(c) Minimum Amount. None.

(d) Suspension from Further Contributions. None.

(e) Permitted Frequency. There is no restriction on the number of withdrawals permitted to a Participant who is an Employee with a Disability.

SECTION XI

DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

11.1. Benefit Information, Notices and Election. A Participant, or his or her Beneficiary in case of the Participant’s death, shall be provided a written or electronic notice not more than 180 days before the Participant’s or Beneficiary’s benefit is paid (or, in the case of installment payments, starts) that contains an explanation of (i) the material features of the optional forms of benefit payments available under the Plan, and (ii) the Participant’s right to defer the receipt of a distribution, including, after December 31, 2006, an explanation of the consequences of failing to defer or to elect a Direct Rollover of an Eligible Rollover Distribution to an Eligible Retirement Plan, as well as the special tax notice prescribed by Code Section 402(f). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of the Participant’s death, may elect, in such manner and with such advance notice as prescribed by the Administrative Committee, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant’s termination of employment with all Related Companies, or by not later than the time required by law as set forth in Section 11.8 and Section 11.9.

A distribution may commence less than 30 days after the aforementioned notices are provided if:

(a) The Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and, if so, to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution; and

(b) The Participant, after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

11.2. Spousal Consent. A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan after December 31, 2002, since the Plan was amended on November 12, 2001, to eliminate any annuity form of payment.

11.3. Payment Form and Medium. Except to the extent otherwise provided by Section 11.4, a Participant may elect to be paid in any of these forms:

(a) A single lump sum, or

(b) Periodic installments over a period not to exceed the lesser of fifteen (15) years or the number of years determined in accordance with Section 11.9, or

(c) A partial lump sum, or

(d) A combination of the above.

The payment forms set forth in this Section 11.3 shall also apply to death benefit payments to a surviving spouse Beneficiary or a nonspouse Beneficiary, except that (i) periodic installment payments to a surviving spouse Beneficiary must be paid over a period not to exceed the life expectancy of the surviving spouse Beneficiary and begin by not later than the Participant’s Required Beginning Date as defined in Plan Section 1.51 and (ii) periodic installment payments to a nonspouse Beneficiary must be paid over a period not to exceed the lesser of the life expectancy of the nonspouse Beneficiary or fifteen (15) years and begin by the date specified in Plan Section 11.9(b)(ii)(B).

11.4. Distribution of Small Amounts. If, after a Participant’s employment with all Related Companies ends, the Participant’s vested Account balance is $7,000 or less, the Participant’s benefits shall be paid as a single lump sum cash payment as soon as administratively reasonable, in accordance with procedures prescribed by the Administrative Committee and in accordance with Section 11.1, unless the Participant elects that part or all of his or her benefit be directly rolled over to an Eligible Retirement Plan. For this purpose, Rollover Accounts shall be disregarded in determining whether a vested Account balance is $7,000 or less.

11.5. Automatic IRA Rollovers. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 11.4, if the Participant does not elect either to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with Section 11.1, then the Administrative Committee will pay the distribution in a Direct Rollover to an Eligible Retirement Plan designated by the Administrative Committee. For this purpose, Rollover Accounts will be taken into account in determining whether a vested Account balance is $1,000 or less.

11.6. Source and Timing of Distribution Funding. A distribution to a Participant shall be made solely from the assets of his or her own Accounts and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution. Such amounts shall be taken by Investment Funds in which the Participant’s Accounts are invested in direct proportion to the market value of the Participant’s interest in each Investment Fund as of the Trade Date on which the distribution is processed.

The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively reasonable.

11.7. Deemed Distribution. For purposes of Section 8.4 (“Forfeitures”), if at the time a Participant’s employment with all Related Companies has terminated, the Participant’s vested Account balance is zero in all Accounts attributable to Employer contributions (including, for this purpose, Salary Deferral Contributions), his or her vested Account balance shall be deemed distributed as of the date on which the Administrator has reported to the Trustee that the Participant’s employment with all Related Companies has terminated.

11.8. Latest Commencement Permitted. In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin no later than 60 days after the end of the Plan Year in which the Participant attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location can be ascertained, but in no event later than the Participant’s Required Beginning Date. If benefit payments cannot begin at the time specified in the preceding sentence because the location of the Participant cannot be ascertained after a reasonable search, the Administrative Committee may, at any time thereafter, treat such person’s Account as forfeited, subject to the provisions of Section 18.7. A Participant’s failure to elect, in such a manner as prescribed by the Administrative Committee, to have his or her vested Account balance distributed shall be deemed an election by the Participant to defer the distribution, but in no event shall the Participant’s benefit payments commence later than the Participant’s Required Beginning Date.

11.9. Minimum Distribution Requirements.

(a) General Rules.

(i) Effective Date. Required minimum distributions on or after January 1, 2003.

(ii) Precedence. The requirements of this Section 11.9 will take precedence over any inconsistent provisions of the Plan.

(iii) Treasury Regulations Incorporated. Distributions required under this Section 11.9 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or, alternatively, all of the Participant’s Accounts will be distributed in one of a combination of the form of payments specified in Section 11.3(a) and/or, in the case of a distribution made after December 31, 2006, pursuant to Section 1.16 (i.e., a Direct Rollover to a traditional inherited individual retirement account, as defined in Code Section 408(d)(3)(C)), by December 31 of the calendar year containing the fifth anniversary of the Participant’s date of death.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, Subsection 11.9(b), other than Subsection 11.9(b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of Subsection 11.9(b) and Subsection 11.9(d), unless Subsection 11.9(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 11.9(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 11.9(b)(ii)(A).

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in a lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Subsections 11.9(c) and 11.9(d).

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Though Year of Participant’s Death. Required minimum distributions will be determined under Subsection 11.9(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death on or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(B) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(3) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection 11.9(d).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 11.9(a), Subsection 11.9(d) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.8 and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection 11.9(b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s Account Balance. The account balance as of the December 31 Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. The date specified in Section 1.51.

(f) 2009 Required Minimum Distributions. Notwithstanding the foregoing provisions of Section 11.9, a Participant or Designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”) and who would have satisfied that requirement by receiving (i) distributions that are equal to the 2009 RMDs, or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Designated Beneficiary chooses not to receive such distributions. Such Participants and Designated Beneficiaries will be given the opportunity to elect to stop receiving such 2009 RMDs. For purposes of applying the Plan’s Direct Rollover provisions, any 2009 RMDs and Extended 2009 RMDs will not be treated as Eligible Rollover Distributions.

(g) 2020 Required Minimum Distributions. Notwithstanding the foregoing provisions of Section 11.9, a Participant or Designated Beneficiary who would have been required to receive required minimum distributions in 2020 but for the enactment of Section 401(a)(9)(I) of the Code (“2020 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2020 RMDs, will receive 2020 RMDs only if he or she elects to receive them. Such Participants and Designated Beneficiaries shall be given the opportunity to elect to receive 2020 RMDs.

In addition, notwithstanding anything to the contrary in Section 4.1 (regarding Direct Rollovers), and solely for the purposes of applying the direct rollover provisions of the Plan, 2020 RMDs shall be treated as Eligible Rollover Distributions on and after March 27, 2020.

A Participant or Designated Beneficiary who would have been required to receive 2020 RMDs but for the enactment of Section 401(a)(9)(I) of the Code, and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2020 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2020 RMDs”), will receive Extended 2020 RMDs, unless the Participant or Designated Beneficiary chooses not to receive such distributions. Such Participants and Designated Beneficiaries will be given the opportunity to elect to stop receiving such 2020 RMDs or Extended 2020 RMDs, as applicable. For purposes of applying the Section 4.1 (regarding Direct Rollovers), Extended 2020 RMDs will not be treated as Eligible Rollover Distributions.

Subject to Section 4.1 and the timing requirements outlined in applicable rules and regulations, the Plan shall accept Rollover Contributions attributable to 2020 RMDs and Extended 2020 RMDs that were distributed from the Plan.

11.10. Beneficiary Designation. Each Participant may designate the Beneficiary who is to receive the Participant’s remaining Plan interest at the time of his or her death. A Participant’s Spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent to the designation of another Beneficiary. The Beneficiary may be designated electronically, except for the designation of a nonspouse Beneficiary, which must be with Spousal Consent, if applicable. The designation may be changed at any time in the same manner. A Beneficiary designation shall automatically be revoked upon a Participant’s marriage. If the Participant designates his or her Spouse as Beneficiary and subsequent to such designation the Participant and Spouse are divorced, the designation of the Spouse as Beneficiary shall automatically be revoked unless specifically provided otherwise under a divorce decree or QDRO, or unless the Participant designates his or her ex-spouse as Beneficiary after such revocation.

If no proper designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, the Beneficiary shall be, in the order listed, the Participant’s:

(a) Surviving Spouse;

(b) Natural and adopted children, but not stepchildren, in equal shares (or if a natural or adopted child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child’s share, by right of representation);

(c) Surviving parents, in equal shares; or

(d) Estate.

11.11. Deemed Severance Distributions. Notwithstanding the fact that a Participant is receiving military differential pay, the Participant shall be deemed to have incurred a severance from employment if he or she has performed service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) for a period of more than 30 days. Such a Participant may elect to receive a “deemed severance distribution” in accordance with this Section.

(a) In the event a Participant elects to receive a deemed severance distribution, the Participant may not make any employee contributions to this or any other qualified or nonqualified plans of deferred compensation and stock option or stock purchase plans maintained by the Employer or any Related Company for a period of six months from the date the deemed severance distribution is made; provided, however, that such six-month suspension shall not apply to the mandatory employee contribution portion of a defined benefit plan or a health or welfare benefit plan (including one that is part of a cafeteria plan). If a Participant is entitled to receive a deemed severance distribution and a qualified reservist distribution pursuant to Section 18.3, then Section 18.3 will control and the six-month suspension, hereunder, will not apply.

(b) If a Participant is entitled to a distribution due to his or her actual termination of employment with all Related Companies, this Section will not apply (including the six-month suspension described in Subsection (a)); instead, the Plan’s provisions regarding distributions after a Participant’s termination of employment will control.

(c) A Participant’s ability to elect a deemed severance distribution will not cause him or her to be treated as having incurred a severance from employment for any other purpose under the Plan.

11.12. Special Rules Applicable to Participant Voluntary Deductible Employee Contributions. Notwithstanding any provision to the contrary herein contained, the following special rules shall govern the distribution of a Participant’s Voluntary Deductible Employee Contributions Account in circumstances where the Participant terminates employment for reasons other than death or Disability:

(a) Election. The Participant may elect, in accordance with procedures established by the Administrative Committee, that his or her Participant Voluntary Deductible Employee Contributions Account which is attributable to contributions made pursuant to Section 3.10 shall either be:

(i) Retained in the Trust and credited with the investment earnings (or losses) of the Trust;

(ii) Transferred by the Trustee to an Individual Retirement Account at a financial institution selected by the Participant; or

(iii) Distributed to the Participant, subject to the provisions of this Section, in the form of distribution selected pursuant to Section 11.3 and subject to the distribution of small amounts under Section 11.4.

In the absence of an election by the Participant, his or her Participant Voluntary Deductible Employee Contributions Account attributable to contributions made pursuant to Section 3.10 shall be retained in the Trust and credited with the investment earnings (or losses) of the Trust.

(b) Acknowledgment. If a terminated Participant who has not attained age fifty-nine and one-half (59 1⁄2) elects to receive a distribution of his or her Participant Voluntary Deductible Employee Contributions Account which is attributable to contributions made pursuant to Section 3.10, such distribution shall not be made unless the

Participant acknowledges, in accordance with procedures established by the Administrative Committee, that he or she understands that the amount distributed will be:

(i) Subject to a ten percent (10%) federal excise tax penalty;

(ii) Taxed as ordinary income for federal income tax purposes; and

(iii) Reported to the Internal Revenue Service for such purposes.

11.13. Distributions Usually in Cash. Distributions other than distributions from the Company Stock Fund shall be made in cash, except to the extent a distribution consists of accelerated loan payments as described in Section 9.13. Company Stock Fund distributions may be made, at the Participant’s election, in cash or in kind. If a Participant elects to receive his or her benefits in kind, such benefits will be distributed in (i) whole shares of Company Stock, plus (ii) cash equal to the value of any fractional share of Company Stock. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

Notwithstanding Section 11.6, if a cash dividend on Company Stock is declared on or before a distribution of such Stock but before the cash dividend is received by the Trustee, the Participant’s share of such cash dividend will be distributed to the Participant (without regard to his or her election under Subsection 22.1(a)) upon the earlier of (i) the end of the Accounting Year of the receipt of such cash dividend by the Trustee, or (ii) upon the next regularly scheduled processing of distributions in accordance with Section 11.4. If a stock dividend, split or other recapitalization of Company Stock (hereinafter referred to as a “stock dividend”) is payable to shareholders of record on or before a distribution of such stock, but before the stock dividend is received by the Trustee, the Participant’s share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee.

11.14. Coronavirus-Related Distributions. Any Qualified Individual as defined in Subsection (a) may elect to receive a Coronavirus-Related Distribution (“CRD”) in accordance with Subsection (b). Moreover, any Qualified Individual may elect to repay his or her CRD in accordance with Subsection (c).

(a) Qualified Individual. For purposes of this Section 11.14, “Qualified Individual” shall mean any Participant (irrespective of whether the employment relationship has terminated) if he or she:

(i) is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention;

(ii) has a spouse of dependent (as defined in Code Section 152) who is diagnosed with such virus or disease by such test; or

(iii) experiences adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, closing or reducing hours of a business owned or operated by the individual due to such virus or disease or other factors as determined by the Secretary of the Treasury (or the Secretary’s delegate).

The Administrative Committee shall rely on any individual’s certification that he or she is a Qualified Individual in accordance with the conditions of Subsection 11.14(a).

A Qualified Individual shall file an election form, in the manner prescribed by the Administrative Committee, with the Administrative Committee’s designee.

(b) Limits and Source.

(i) A distribution qualifies as a CRD if:

(A) the distribution is made to a Qualified Individual between January 1, 2020, and December 30, 2020; and

(B) the aggregate amount of CRD distributions received by an individual for any taxable year does not exceed $100,000.

(ii) The amount of the CRD shall be transferred pro-rata from all vested Accounts and subaccounts being maintained for the Qualified Individual.

(iii) There is no limit on the number of CRDs that a Qualified Individual may request.

(c) Repayment. Notwithstanding any other provision of this Section 11.14, any Qualified Individual who receives a CRD may elect to repay all or any portion of his or her CRD(s) distributed from the Plan or any other “eligible retirement plan” as defined under Code Section 402(c)(8)(B). Such repayment may be made at any time during the three-year period beginning on the day after the Qualified Individual receives his or her CRD and may be made in the form of a lump-sum payment or multiple payments. The Plan shall treat repayments of CRDs as Rollover Contributions under Section 4.1.

SECTION XII

ADP AND ACP TESTS

12.1. Contribution Limitation Definitions. The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of this Section the Section 12 definition shall be controlling):

(a) “ACP” or “Average Contribution Percentage.” The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

(b) “ACP Test.” The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

(c) “ADP” or “Average Deferral Percentage.” The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

(d) “ADP Test.” The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

(e) “Average Percentage.” The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the “Deferrals” or “Contributions” (as defined in this Section) made on each Participant’s behalf for the Plan Year, divided by his or her Compensation for the entire Plan Year. (Salary Deferral Contributions to this Plan or comparable contributions to plans of Related Companies which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

(f) “Contributions” shall include Company Matching Contributions, Company Corrective Matching Contributions, Company Discretionary Matching Contributions, Retirement K Matching Contributions, Special Retirement K Matching Contributions, Hanes K Matching Contributions, and Sterling Steel Contributions. In addition, Contributions may include Salary Deferral Contributions (including Retirement K Contributions), but excluding Catch-Up Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test and (3) they otherwise satisfy the requirements as prescribed under Code Section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

(g) “Current Year Testing Method.” The use of the Plan Year’s ADP for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the Plan Year’s ACP for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

(h) “Deferrals” shall include Salary Deferral Contributions (including Retirement K Contributions), but not Catch-Up Contributions.

(i) “HCE” or “Highly Compensated Employee.” With respect to all Related Companies, an employee who (in accordance with Code Section 414(q)):

(i) Was a more than 5% Owner (within the meaning of Code Section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

(ii) Received Compensation during the preceding Plan Year in excess of $160,000 (as adjusted for such Year pursuant to Code Sections 414(q)(1) and 415(d)).

(j) “HCE Group and NHCE Group.” With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the respective Plan Year, including Employees who would be eligible but for their election not to participate or to contribute. With respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee’s satisfaction of the minimum age and service requirements of Code Section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code Section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code Section 410(b), or (ii) the ACP Test, if Code Section 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code Section 410(b).

(i) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code Sections 401(a) (4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

(ii) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

(k) “NHCE” or “Non-Highly Compensated Employee.” An Employee who is not an HCE.

(l) “Prior Year Testing Method.” The use of the preceding Plan Year’s ADP for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the preceding Plan Year’s ACP for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

12.2. ADP and ACP Tests. The ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year’s ADP and ACP for the preceding Plan Year’s NHCE Group, defined as follows:

(a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

(b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

If the NHCE Group Average Percentage is:	Then the Maximum HCE Group Average Percentage is:
Less than 2%	2 times NHCE Group Average %
2% to 8%	NHCE Group Average % plus 2%
More than 8%	NA – Basic Limitation applies

(c) Testing Method. This Plan has used the Current Year Testing Method since its inception. If the Administrative Committee decides to change this testing method to the Prior Year Testing Method, it will do so in the form of an amendment to this Plan document. This Plan is permitted to change from the Current Year Testing Method to the Prior Year Testing method only in the following circumstances:

(i) The Plan is not the result of the aggregation of two or more plans, and the Current Year Testing Method was used in the Plan for each of the five Plan years preceding the Plan Year of the change (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan).

(ii) The Plan is the result of the aggregation of two or more plans, and for each of the plans that are being aggregated (the aggregating plans), the Current Year Testing method was used for each of the five Plan Years preceding the Plan year of the change (or if lesser, the number of Plan Years since that aggregating plan has been in existence, including years in which the aggregating plan was a portion of another plan).

(iii) A transaction described in Code Section 410(b)(6)(C)(i) and §1.410(b)-2(f) occurs and –

(A) As a result of the transaction, the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method; and

(B) The change from the current year testing method to the prior year testing method occurs within the transition period described in Code Section 410(b)(6)(C)(ii).

All determinations under this Section 12.2 shall comply with Code Section 401(k) and the regulations thereunder which are applicable with respect to the then existing provisions of Code Section 401(k). In the event of any conflict, the rules of such Code Section and regulations shall control.

12.3. Correction of ADP and ACP Tests. For each Plan Year, if the ADP or ACP Tests are not met, the Administrative Committee shall determine, no later than the end of the next Plan Year, a maximum dollar amount be used in place of the calculated dollar amount for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP tests.

With regard to each HCE whose Deferral amount and/or Contribution amount is in excess of the maximum amount, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting such maximum amount for the ADP and the HCE’s Compensation from the HCE’s actual Deferrals and (ii) subtracting such maximum amounts for the ACP and the HCE’s Compensation from the HCE’s actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

(a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

To the extent an HCE’s Deferrals were determined to be reduced as described in the paragraph above, Salary Deferral Contributions (but not Catch-Up Contributions) shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Salary Deferral Contributions previously refunded because they exceeded the Contribution Dollar Limit. Excess amounts shall first be taken from unmatched Employee Pre-Tax Contributions, then from matched Employee Pre-Tax Contributions, and then from Roth Contributions. Any Company Matching Contributions attributable to refunded excess Salary Deferral Contributions as described in this Section shall be forfeited and used as described in Section 8.4. This shall be the sole method of correcting an ADP failure. The ADP Test may not be satisfied by making Company Qualified Non-Elective Contributions.

(b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

To the extent an HCE’s Contributions were determined to be reduced as described in the paragraph above, Company Matching Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Section 8 or to reduce future Contributions to be made by an Employer as soon as administratively reasonable to the extent such amounts were not vested, as of the end of the Plan Year being tested. The excess amounts shall be taken from Company Matching Contributions.

This shall be the sole method of correcting an ACP failure. An ACP failure may not be satisfied by making qualified company matching contributions.

12.4. Adjustment for Investment Gain or Loss. Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with Section 12.3 shall be adjusted for investment gain or loss. However, for Plan Years beginning after December 31, 2008, refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of the refund or forfeiture.

12.5. Testing Responsibilities and Required Records. The Administrative Committee shall be responsible for ensuring that the Plan meets the ADP Test and the ACP Test and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrative Committee shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrative Committee shall maintain records which are sufficient to demonstrate that the ADP Test and the ACP Test have been met for each Plan Year for at least as long as the Employer’s corresponding tax year is open to audit.

12.6. Separate Testing.

(a) Multiple Employers. The determination of HCEs and NHCEs, the performance of the ADP Test and the ACP Test, and any corrective action resulting therefrom, shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with respect to the other Employer(s).

(b) Collective Bargaining Units. The performance of the ADP Test and, if applicable, the ACP Test, and any corrective action resulting therefrom, shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

In addition, separate testing may be applied, at the discretion of the Administrative Committee and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

SECTION XIII

MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

13.1. “Annual Addition” Defined. The sum of all amounts allocated to the Participant’s Account for a Plan Year. Amounts include contributions (except for Catch-Up Contributions and rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, amounts attributable to medical benefits allocated to an account established pursuant to Code Section 419A(d)(1). For purposes of this Section 13.1, “Account” also includes a Participant’s account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code Section 415 limitation year.

13.2. Maximum Annual Addition. The Annual Addition to a Participant’s accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (a) 100% of his or her Compensation, or (b) $70,000 (as adjusted for the cost of living pursuant to Code Section 415(d)).

13.3. Avoiding an Excess Annual Addition. If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

13.4. Correcting an Excess Annual Addition. Any excess Annual Additions shall be corrected under the Internal Revenue Service’s Employee Plans Compliance Resolution System.

13.5. Correcting a Multiple Plan Excess. If a Participant whose Account is credited with an excess Annual Addition received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan.

SECTION XIV

TOP HEAVY RULES

14.1. Top Heavy Definitions. When capitalized, the following words and phrases have the following meanings when used in this Section:

(a) “Aggregation Group.” The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code Sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410(b) with such plan being taken into account.

(b) “Determination Date.” The last Trade Date of the preceding Plan Year or, in the case of the Plan’s first year, the last Trade Date of the first Plan Year.

(c) “Key Employee.” Effective January 1, 2025, means a current or former Employee (including his or her Beneficiary) who at any time during the Plan Year that includes the Determination Date, was an officer of a Related Company whose annual Compensation was more than $220,000, as adjusted under Code Section 416(i)(1), a 5% or more Owner, or a 1% or more Owner whose annual Compensation is more than $150,000. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d) “Plan Benefit.” The sum, as of the Determination Date, of (1) an Employee’s Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the one year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers which are both employee initiated and from a plan maintained by a non-related employer.

(e) “Top Heavy.” The Plan’s status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the one-year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees, because they have not been an officer or Owner during the applicable one-year period, are excluded in the determination. For purposes of determining the amount of the Account of any Employee, all distributions made during the one-year period ending on the most recent Determination Date will be taken into account. In the case of a distribution made for a reason other than severance from employment, death, or Disability, the preceding sentence shall be applied by substituting “five-year period” for “one-year period.”

14.2. Special Contributions.

(a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant’s salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of each Participant who was an Eligible Employee as of the last day of the Plan Year, regardless of whether the Participant was credited with at least 1,000 Hours of Service during such Plan Year, in an amount equal to at least 3% of each Participant’s Compensation. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The Administrative Committee shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee’s Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by Section 18.4, Limited Return of Contributions.

(b) Overriding Minimum Benefit. Notwithstanding the preceding paragraph, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code Section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code Section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Compensation shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant’s salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to this Plan.

14.3. Special Vesting. If the Plan becomes Top Heavy after the Effective Date, Prior Plan vesting for all Employees shall thereafter be accelerated to the extent the following vesting schedule produces a greater vested percentage for the Employee than the Prior Plan vesting schedule at any relevant time:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 or more	100%

SECTION XV

PLAN ADMINISTRATION

15.1. Plan Delineates Authority and Responsibility. Plan fiduciaries include the Company, the Administrator, the Administrative Committee, the Investment Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

15.2. Fiduciary Standards. Each fiduciary shall:

(a) Discharge his or her duties in accordance with this Plan and Trust, to the extent they are consistent with ERISA;

(b) Use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) Act with the exclusive purpose of providing benefits to participants and their beneficiaries, and defraying reasonable expenses of administering the Plan;

(d) Diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(e) Treat similarly situated participants and beneficiaries in a uniform and nondiscriminatory manner.

15.3. Company Is ERISA Plan Administrator. The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator shall have any necessary authority to carry out such functions through the actions of the Administrative Committee, the Investment Committee or duly appointed officers of the Company.

15.4. Administrative Committee and Investment Committee Duties. The Administrative Committee shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrative Committee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrative Committee’s authority shall include, but not be limited to, the discretionary authority to:

(a) Determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

(b) Provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

(c) Make a copy of the following documents available to Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

(d) Determine the fact of a Participant’s death and of any Beneficiary’s right to receive the deceased Participant’s interest based upon such proof and evidence as it deems necessary; and

(e) Adjudicate claims pursuant to the claims procedure described in Section 18.8.

In addition to the Investment Committee’s duties listed elsewhere in this Plan and Trust, the Investment Committee’s authority shall include, but not be limited to the authority to establish and review at least annually a funding policy, bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use.

15.5. Advisors May Be Retained. The Administrative Committee and the Investment Committee may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Company shall also comply with the bonding requirements of ERISA section 412.

15.6. Delegation of Administrator Duties. The Company, as Administrator of the Plan, acting through its Board of Directors, has appointed an Administrative Committee and an Investment Committee to administer the Plan and the Trust on its behalf.

15.7. Committee Operating Rules.

(a) Meetings. The Administrative and Investment Committees shall hold meetings upon such notice, place and times as they determine necessary to conduct their functions properly.

(b) Reliance by Trustee. The Administrative and Investment Committees may authorize one or more of each of its members to execute documents on their behalf and to give written directions to the Trustee in the performance of their duties. Each Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on their behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Company has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the parties authorized to direct the Trustee in the performance of its duties until notified in writing.

(c) Term; No Compensation. All members of the Administrative Committee and Investment Committee shall serve until their resignation or dismissal by the Board of Directors of the Company and vacancies shall be filled in the same manner as the original appointments. The Board of Directors of the Company may dismiss any member of the Administrative Committee and Investment Committee at any time with or without cause. No compensation shall be paid to members of the Administrative Committee and/or the Investment Committee from the Trust for services while on such Administrative Committee and/or the Investment Committee.

SECTION XVI

MANAGEMENT OF INVESTMENTS

16.1. Trust Agreement. All Plan assets shall be held by the Trustee as a nondiscretionary trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Company or an Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrative Committee. Notwithstanding the preceding provisions of this Section, the Company may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

16.2. Investment Funds. The Investment Committee is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds, as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

(a) Shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

(b) Collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code Sections 401(a) and 501(a);

(c) Individual equity and fixed income securities which are readily tradable on the open market;

(d) Guaranteed investment contracts issued by a bank or insurance company;

(e) Interest bearing deposits of the Trustee; and

(f) With respect to the Company Stock Fund, shares of common stock of Leggett & Platt, Incorporated.

Any Investment Fund assets invested in a collective investment fund shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

16.3. Authority to Hold Cash. The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund’s liquidity and disbursement needs.

16.4. Trustee to Act upon Instructions. The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Investment Committee, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

16.5. Custom Fund Investment Management. The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan, such as the Company Stock Fund (a “Custom Fund”). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee, in writing, of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee, in writing, that the investment manager is a fiduciary to the Plan.

A Custom Fund shall be subject to the following:

(a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund’s liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

(b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, as directed by the Investment Committee as provided in Section 17.10 hereof, exercise shareholder rights, manage, acquire, and dispose of Trust assets of any Custom Fund, other than a Custom Fund consisting of Company Stock, in which event such rights shall be passed to the Participants with investments in the Company Stock Fund.

(c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this Section 16.5, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company shall be regarded as the Custom Fund assets, instead of the underlying assets of such instruments.

(d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager, nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets, except to the extent required by ERISA.

16.6. Administrator Has Right to Vote Registered Investment Company Shares. The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding the foregoing, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Subsection 16.5(b). Notwithstanding the foregoing, with respect to Company Stock Custom Funds, the Participants who have elected to participate in Company Stock Funds shall be entitled to vote proxies and exercise any shareholder rights to shares held in the Fund on their behalf.

16.7. Authority to Segregate Assets. The Investment Committee may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

SECTION XVII

TRUST ADMINISTRATION

17.1. Trustee to Construe Trust. The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

17.2. Trustee to Act as Owner of Trust Assets. Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

(a) Receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

(b) Borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, as directed by the Investment Committee as provided in Section 17.10 hereof, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

(c) Renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

(d) Lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

17.3. United States Indicia of Ownership. The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

17.4. Tax Withholding and Payment.

(a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant’s withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant’s withholding election or as required by law if no election is made.

(b) Taxes Due from Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

17.5. Trust Accounting.

(a) Annual Report. Within 90 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA’s annual reporting and audit requirements.

(b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrative and Investment Committees to properly monitor the Trust’s assets and activity.

(c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 90 days after such accounting has been received by the Company, unless the Administrative Committee or Investment Committee files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Company.

17.6. Valuation of Certain Assets. If the Trustee determines the Trust holds any asset which is not readily tradeable and listed on a national securities’ exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

17.7. Legal Counsel and Professional Agents. The Trustee may employ agents, accountants and other persons to provide services for the Trustee with respect to this Plan and Trust. The Trustee may also consult with legal counsel of its choice, including counsel for the Company or counsel for the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith. The Trustee may defend any litigation related to the Plan and Trust which includes the Trustee as a party and, with the written consent of the Company, may initiate litigation with respect to this Plan and Trust. The reasonable compensation and expenses of such agents, accountants, legal counsel and other persons may, with the written authorization of the Company, be paid from the Trust.

17.8. Fees and Expenses. The Trustee’s fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.5 and Appendix C.

17.9. Trustee Duties and Limitations. The Trustee’s duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the

Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section.

The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by an Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrative Committee.

17.10. Voting of Proxies. The Trustee shall vote the proxies of Investment Funds in accordance with the instructions of the Investment Committee.

Each Participant shall be entitled to vote in the manner set out in this section all shares of Company Stock credited to his or her Accounts which are invested in Company Stock or to tender or exercise similar rights with respect to all or part of the shares of Company Stock credited to his or her Accounts which are invested in Company Stock, irrespective of the contribution type from which such Accounts are derived.

The Investment Committee shall cause the Trustee to determine, as of the latest practicable date contemporaneous with or prior to the record date for each meeting of stockholders, the number of shares of Company Stock credited to each Participant in the Company Stock Fund. The Investment Committee shall then cause the Trustee to furnish each such Participant prior to such meeting with the proxy statement for the meeting together with a form to be returned to the Trustee on which the Participant may set forth his or her instructions for the voting of shares of Company Stock credited to his or her Accounts. Upon receipt of such instructions, the Trustee shall vote such shares in accordance with the Participant’s instructions. If, within such reasonable period of time prior to any such meeting of stockholders as may be specified by the Trustee, no instructions shall have been received by the Trustee from such Participant, the Trustee shall vote, in person or by proxy, such shares of Company Stock in the manner determined by the Investment Committee in its sole discretion. The Investment Committee shall, in its sole discretion, be entitled to direct the Trustee how to vote all shares of Company Stock held by the Trustee upon any matters as to which, as a practical matter, no instructions can be given by Participants prior to any meeting.

SECTION XVIII

RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

18.1. Plan Does Not Affect Employment Rights. The Plan does not provide any employment rights to any Employee. The Company and the Employers expressly reserve the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee’s interest in the Plan.

18.2. Compliance with USERRA and Make-Up Contributions. Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who, after serving in the uniformed services, is reemployed within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided with respect to his or her qualified military service (as defined in Code Section 414(u)(5)) in accordance with Code Section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

A Participant who is in qualified military service and who is reemployed within the time required by law after the expiration of his or her qualified military service may, within the time prescribed in this Section 18.2, after the Participant’s reemployment make Salary Deferral Contributions (including Retirement K Contributions), Catch-Up Contributions, Prior Plan Employee Pre-Tax Deferral Contributions, Prior Plan Roth Contributions, and/or Prior Plan After-Tax Employee Contributions (collectively, “Make-Up Contributions”) for the period of his or her qualified military service based on the Participant’s deemed Pay during his or her qualified military service to the extent such Contributions would have otherwise been permitted, subject to any Plan limitations as then in effect and the limitations described in Code Section 414(u)(1). A Participant who elects to make Salary Deferral Contributions pursuant to this Section 18.2 shall also elect the extent to which such Contributions will consist of Employee Pre-Tax Contributions and the extent to which they will consist of Roth Contributions.

Such Make-Up Contributions may be made in such manner as such Contributions may have otherwise been made during the Participant’s qualified military service, and must be made during the period, beginning with the date of the Participant’s reemployment after his or her qualified military service, equal to the lesser of (i) three times the period of his or her qualified military service or (ii) five years. As soon as reasonably practicable after any such Make-Up Contributions are made, the Employer shall make the Company Matching Contribution, Company Corrective Matching Contribution, and/or Sterling Steel Contribution that would have been made during the Participant’s qualified military service with respect to such make-up contributions. Additionally, the Employer shall make any Parthenon Company Profit Sharing Contributions that would have been made under this Plan or the Prior Plan during such a reemployed Participant’s period of qualified military service, regardless of whether the Participant elects to make Make-Up Contributions. Such Parthenon Company Profit Sharing Contributions shall be made as soon as reasonably practicable after the Participant’s reemployment.

18.3. Qualified Reservist Distributions. Any Participant who is ordered or called to active military duty after September 11, 2001 and for a period of at least 180 days (or an indefinite period) may elect to receive a qualified reservist distribution, as defined in Section 72(t)(2)(G)(iii)

of the Code, provided such distribution is made during the period beginning on the date of such order or call and ending on the close of the active duty period. If a Participant is entitled to receive a qualified reservist distribution and a deemed severance distribution pursuant to Section 11.11(a), this Section 18.3 will control and the six-month suspension under Section 11.11(a) will not apply.

18.4. Limited Return of Contributions. Except as provided in this paragraph, (1) Plan assets shall not revert to an Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant’s vested interest shall not be subject to divestment. As provided in ERISA Section 403(c)(2), the actual amount of a Contribution made by an Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

(a) Such Contribution was made by reason of a mistake of fact; or

(b) Such Contribution is not deductible under Code Section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution was made.

The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

If the only amount remaining in a Participant’s Account(s) after the return of a Contribution that was made due to a mistake of fact is the investment earnings on the mistaken Contribution, then the Participant’s Account(s) shall be forfeited, transferred to the Plan’s Forfeitures Account and utilized as set forth in Section 8.4. This provision shall only apply to the forfeiture of Account(s) due to a mistake of fact Contribution that is returned on or after September 1, 2004.

18.5. Assignment and Alienation. As provided by Code Section 401(a)(13), and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

(a) To create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

(b) To use a Participant’s vested Account balance as security for a loan from the Plan which is permitted pursuant to Code Section 4975.

18.6. Facility of Payment. If a Plan benefit is due to be paid to a minor or if the Administrative Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrative Committee shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

18.7. Reallocation of Lost Participants’ Accounts. If the Administrative Committee cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the

Administrative Committee may at any time thereafter treat such person’s Accounts as forfeited and use them to pay Plan expenses that would otherwise be paid by the Employer. If such person subsequently presents the Administrative Committee with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, unadjusted for interest, gains, or losses. The Administrative Committee shall pay the amount through an additional amount contributed by the Employer or from any Forfeitures that have not yet been used to pay Plan expenses.

18.8. Claims Procedure.

(a) Right to Make Claim. Subject to the limitations of the Plan and of the Trust, the Administrative Committee shall from time to time establish rules for the transaction of its business and for the administration of the Plan. Without limiting the generality of the preceding sentence, it is specifically provided that any claimant (or his or her authorized representative) may present claims for benefits under the Plan or appeal a claim denial. The Administrative Committee may require, as a prerequisite to dealing with a representative, that the claimant verify in writing the authority of the representative to act on behalf of the claimant. The Administrative Committee shall rely on the records of the Employer, as certified to it, with respect to any and all factual matters dealing with the employment of an Employee or Participant. In case of any factual dispute hereunder, the Administrative Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedures.

Any claimant (or his or her authorized representative) who disagrees with the Administrative Committee’s determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the claimant (or his or her authorized representative) believes support the claim. The Administrative Committee, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

(b) Process for Denying a Claim. The Administrative Committee’s partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions), (2) the steps necessary to perfect the claim and obtain a final review, and (3) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

(c) Appeal of Denial and Final Administrative Review; Subject to Judicial Review. The claimant (or his or her authorized representative) may make a written appeal of the Administrative Committee’s initial decision, and the Administrative Committee shall respond in the same manner and form as prescribed for denying a claim initially. The Administrative Committee’s decision on appeal shall be final, subject to the claimant’s right to bring a civil action under ERISA Section 502(a).

(d) Time Frames. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

Action	Days to Respond From Last Action
Administrative Committee determines benefit	NA
Interested party files initial request	60 days
Administrative Committee’s initial decision	90 days
Interested party requests a final review (or appeals)	60 days
Administrative Committee’s final decision	60 days

However, the Administrative Committee may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

(e) One-Year Limitation on Legal Action. No civil action shall be brought to recover under this Plan prior to completion of the appeal procedure described in Subsection (c). Further, no civil action shall be brought to recover benefits alleged to be due under this Plan, to enforce alleged rights under the terms of this Plan, or to clarify alleged rights to future benefits under the terms of this Plan, later than one year following the date of a final determination rendered under the appeal procedure described in Subsection (c). For this purpose, the claimant (or his or her authorized representative) is presumed to receive notice within three days of mailing of a notice of final determination by normal first class U.S. Mail, within one day of mailing of notice by any next day express delivery vendor, and within the same day of any electronic notification. Any civil action to recover hereunder must be filed in the United States District Court for the Western District of Missouri.

18.9. Construction. Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

18.10. Jurisdiction and Severability. The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of Delaware with respect to issues affecting the Trustee’s responsibilities and by the laws of the State of Missouri with respect to all other matters. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

18.11. Indemnification by Company. The Company hereby agrees to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies, subject to the right of the Trustee to participate in the defense of any such action to which the Trustee is a party pursuant to the provisions in Section 17.7 of this Plan and Trust Agreement. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

18.12. Verbal Representation Limitation. The terms of the Plan shall control in all circumstances and shall not be altered by any means other than a formal amendment pursuant to Section 19.1. Any information exchanged during telephone calls or other correspondence with third-party administrators, trustees, the Employer, or any other person shall not alter or waive any provision, requirement, or limitation set forth in the Plan.

SECTION XIX

AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

19.1. Amendment. The Company, by action of its Board of Directors or its delegees, reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company, by action of its Board of Directors or its delegees (and not the Trustee), shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code Sections 401(a) and 501(a). All interested parties shall be bound by any amendment, provided that no amendment shall:

(a) Become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

(b) Except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

(c) Decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

(d) Permit an Employee to be paid the balance of his or her Employee Pre-Tax Account or Roth Contribution Account unless the payment would otherwise be permitted under Code Section 401(k).

19.2. Merger. This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

19.3. Divestitures. In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer’s assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer’s interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

Notwithstanding the above, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants’ benefits into a plan of the purchaser or a plan to be established by the purchaser.

19.4. Plan Termination. The Company may, at any time and for any reason, by action of its Board of Directors, terminate the Plan in accordance with the procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the Accounts of each affected Employee who has not yet incurred five consecutive Breaks in Service or received a distribution or deemed distribution pursuant to Section 11.7 shall be fully vested. If no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan’s termination or as thereafter amended, provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee’s and Employer’s authority shall continue beyond the Plan’s termination date until all Trust assets have been liquidated and distributed.

19.5. Amendment and Termination Procedures. The following procedural requirements shall govern the adoption of any amendment or termination (a “Change”) of this Plan and Trust:

(a) The Company or its delegee may adopt any Change by action of its Board of Directors in accordance with its normal procedures.

(b) Any Change must be (1) set forth in writing, and (2) signed and dated by an officer of the Company.

(c) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is adopted by the Board of Directors of the Company, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code Sections 401(a) and 501(a).

(d) No Change affecting the duties of the Trustee in its capacity as Trustee, or any other capacity, shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

19.6. Termination of Employer’s Participation. Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer’s request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

19.7. Replacement of the Trustee. The Trustee may resign as Trustee under this Plan and Trust, or may be removed by the Company at any time, upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Trustee may petition the court for the appointment of a successor trustee.

19.8. Final Settlement and Accounting of Trustee.

(a) Final Settlement. As soon as administratively reasonable after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust upon presentation of written estimates of such fees and expenses to the Administrator. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

(b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

(c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

SECTION XX

“RETIREMENT K” PROVISIONS

20.1. Purpose and Effective Date.

(a) Purpose. The purpose of the “Retirement K” provisions described in this Section is to continue generating retirement benefits on behalf of Employees who were active participants in the Leggett & Platt, Incorporated Retirement Plan (the “Retirement Plan”) when benefit accruals ceased under the Retirement Plan as of December 31, 2006.

(b) Effective Date. The provisions of this Section are effective as of April 1, 2007. However, the “Special Retirement K Matching Contribution” described in Section 20.5 is intended to provide matching contributions for the period between the date on which Retirement Plan accruals ceased and the effective date of this provision.

20.2. Retirement K Participants. An Eligible Employee will be a “Retirement K Participant” if:

(a) On December 31, 2006, he or she was an active participant in the Retirement Plan (i.e., making the after-tax employee contributions required to accrue benefits under that Plan); and

(b) On or after April 1, 2007, he or she is either a Participant in this Plan or eligible to make salary deferrals under the Hanes Plan.

If a Retirement K Participant ceases to be an Eligible Employee after April 1, 2007, he or she will again become a Retirement K Participant upon resuming Eligible Employee status.

20.3. Retirement K Contributions.

(a) Default Enrollment Procedures. As of April 1, 2007, any Retirement K Participant who is an Eligible Employee on that date and who has not elected to make Employee Pre-Tax Deferral Contributions of more than three percent (3%) of his or her Pay will be deemed to have elected to contribute three percent (3%) of his or her Pay as a “Retirement K Contribution.” If a Retirement K Participant has elected to make Employee Pre-Tax Deferral Contributions of more than three percent (3%) of his or her Pay, that greater contribution percentage (but no more than six percent (6%)) shall constitute the Participant’s Retirement K Contributions. All such default Retirement K Contributions shall be made on a “pre-tax” basis, in accordance with procedures specified under Section 3.1. This default enrollment procedure shall not apply to any Employee who becomes, or again becomes, a Retirement K Participant after April 1, 2007.

(b) Changes to Deferral Percentage. At any time prior to April 1, 2007, a Participant who will become a Retirement K Participant on April 1, 2007, may elect a lower percentage of Pay as a Retirement K Contribution, including an election to make no such Contributions. After April 1, 2007, Retirement K Participants may change their Retirement K Contribution percentages (or first begin making Retirement K Contributions) in accordance with the provisions of Sections 3.3 and 3.4, although the maximum Retirement K Contribution shall be six percent (6%) of a Participant’s Pay.

(c) Allocation of Retirement K Contributions. Any Retirement K Contributions made under this Section 20.3 shall be allocated to the Employee Pre-Tax Deferral Account or Roth Contribution Account of each Retirement K Participant. Thereafter, such Contributions shall be subject to all other Plan provisions governing such Accounts.

20.4. Retirement K Matching Contributions.

(a) Frequency, Eligibility, and Amount. Following each pay period for which a Retirement K Participant makes a Retirement K Contribution, the Company shall make a matching contribution to the Plan on the Participant’s behalf. The amount of this “Retirement K Matching Contribution” shall be equal to a percentage of the Participant’s Retirement K Contribution for each pay period, determined under the following table and based on the Participant’s age as of December 31, 2006:

Age as of December 31, 2006	Retirement K Matching Contribution Percentage
55 and older	80%
45 to 54	60%
35 to 44	40%
34 and younger	20%

Once determined, this contribution percentage will not change as the Participant ages. No Retirement K Matching Contribution (and Forfeiture Account amounts) shall be allocated for the Plan Year on the basis of Retirement K Contributions in excess of six percent (6%) of a Participant’s Pay for such Plan Year. With respect to any Retirement K Contribution, this Retirement K Matching Contribution shall be in addition to and not in place of, any Company Matching Contribution under Section 5.1.

(b) Allocation Method. Any Retirement K Matching Contribution (including any Forfeiture Account amounts applied as Retirement K Matching Contributions in accordance with Subsection 20.4(d)) for each pay period shall be allocated to the Company Matching Contribution Account of each Retirement K Participant in accordance with the contribution formula described in Subsection 20.4(a).

(c) Timing, Medium, and Posting. The Company shall make its Retirement K Matching Contribution as soon as administratively feasible after each pay period, and for purposes of deducting such Contribution, by not later than the Company’s federal tax filing date, including extensions. The Trustee shall post such amount to the Company Matching Contribution Account of each Retirement K Participant as soon as administratively reasonable after the total Contribution received has been balanced against the specific amount to be credited to each such Account.

The Retirement K Matching Contributions may be made either in (i) cash or (ii) shares of Company Stock, valued as of the Trade Date such contributions are posted to the Company Matching Contribution Account of each Retirement K Participant.

(d) Vesting and Forfeitures. Retirement K Matching Contributions shall vest under the same vesting schedules specified in Section 8.3. Moreover, the Administrative Committee may direct that amounts in the Forfeiture Account (whether or not attributable to Retirement K Matching Contributions) be utilized to reduce future Retirement K Matching Contributions.

20.5. Special Retirement K Matching Contribution.

(a) Eligibility and Amount. Each Retirement K Participant who has a Retirement K Contribution election in effect as of April 30, 2007 (including a “default” election under Subsection 20.3(a)), shall be eligible to receive a “Special Retirement K Matching Contribution” under this Section 20.5. This Special Retirement K Matching Contribution shall be determined under the formula set forth in Subsection 20.4(a), but based on the Participant’s Pay from January 1, 2007, through March 31, 2007, and his or her Retirement K Contribution election as of April 30, 2007. If a Retirement K Participant ceases to be an Eligible Employee during the month of April 2007, but has a Retirement K Contribution election in effect on the date he or she ceases to be an Eligible Employee, that date shall be substituted for April 30, 2007, in the preceding sentences of this Subsection 20.5(a).

(b) Allocation Method. Any Special Retirement K Matching Contribution (including any Forfeiture Account amount applied against the Special Retirement K Matching Contribution in accordance with Subsection 20.5(d)) shall be allocated to the Company Matching Contribution Account of each eligible Retirement K Participant in accordance with the formula described in Subsection 20.5(a), provided that no Special Retirement K Matching Contribution (and Forfeiture Account amount) shall be allocated on the basis of more than six percent (6%) of a Participant’s Pay.

(c) Timing, Medium, and Posting. The Company shall make any Special Retirement K Matching Contribution in cash as soon as administratively feasible after April 30, 2007, and for purposes of deducting such Contribution, by not later than the Company’s federal tax filing date, including extensions. The Trustee shall post such amount to the Company Matching Contribution Account of each eligible Retirement K Participant as soon as administratively reasonable after the total Contribution received has been balanced against the specific amount to be credited to each such Account.

(d) Vesting and Forfeitures. The Special Retirement K Matching Contribution shall vest under the same vesting schedules specified in Section 8.3. Moreover, the Administrative Committee may direct that amounts in the Forfeiture Account be used to reduce the amount of the Company’s Special Retirement K Matching Contribution.

20.6. Application of Other Plan Provisions. Except as otherwise expressly provided in this Section, all other provisions of the Plan applicable to Company Matching Contribution

Accounts shall apply to any Retirement K Matching Contributions and Special Retirement K Matching Contributions made under this Section. Moreover, any Retirement K Matching Contributions and Special Retirement K Matching Contributions shall be aggregated with all other Employer contributions specified in the Plan when applying the limitations imposed by the Code (for example, the ACP Test described in Section 12 and the limitation on “annual additions” described in Section 13).

SECTION XXI

SPECIAL PROVISIONS RELATING TO THE COMPANY STOCK FUND

21.1. Acquisition or Disposition of Company Stock. Company Stock which may be purchased or sold from time to time for the Company Stock Fund shall, at the discretion of the Investment Committee, either be purchased in the open market by the Trustee or purchased from treasury stock of the Company. Since the portion of the Trust invested in Company Stock is dependent on the extent to which the Company Stock Fund is elected by Participants, the percentage of the Trust invested in Company Stock may be more than ten percent (10%) of the Trust’s assets and is hereby authorized to be up to the percentage of the Trust’s assets Participants elect to be invested in the Company Stock Fund.

21.2. Restriction on Elections Provided for in the Plan Pursuant to Section 16 of the Securities Exchange Act of 1934. In the case of a Participant to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (herein referred to as an “Insider”), the following restrictions shall apply to any election under this Section 21.2 or any other section of this Plan. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal or any other election which would constitute a “Discretionary Transaction” as that term is defined by SEC Rule 16b-3(b)(l), may be made by an Insider only if such election is made more than six months after any previous opposite way Discretionary Transaction under any plan (including this Plan) of the Company, as defined by SEC Rule 16(b)(3)(f).

SECTION XXII

ESOP PROVISIONS

22.1. Cash Dividends on Company Stock.

(a) Election. With respect to dividends on Company Stock declared on or after January 1, 2021, each Participant may elect to have any cash dividends paid on shares of Company Stock held in the Participant’s Accounts either (i) credited quarterly to his or her Cash Dividends Holding Account and paid to him or her as soon as administratively practicable after such dividends are received by the Trustee, or (ii) credited to his or her Cash Dividends Reinvestment Account and reinvested in additional shares of Company Stock. This election must be made in the form and manner prescribed by the Administrative Committee, either in writing or in an electronic manner prescribed by the Administrative Committee, before the ex-dividend date with respect to which the cash dividend is paid. If a Participant fails to make such an election in a timely or prescribed manner, the Participant shall be deemed to have elected to have any such dividends credited to his or her Cash Dividends Reinvestment Account and invested in additional shares of Company Stock.

(b) Pass-Through of Dividends. Any cash dividends credited to a Participant’s Cash Dividends Holding Account for a quarter (but not any investment earnings thereon) shall be paid to the Participant as soon as administratively practicable after the receipt of such cash dividends by the Trustee (but no later than the end of the calendar year in which the cash dividend is received by the Trustee).

(c) Reinvestment of Dividends. Any cash dividends credited to a Participant’s Cash Dividends Reinvestment Account shall be invested in additional shares of Company Stock, as soon as administratively practicable after such dividends are received by the Trustee. Thereafter, the Participant may direct that any or all of such Account be invested in any or all of the Investment Funds, in accordance with the provisions of Section 7.

(d) Vesting. Dividends credited to either a Participant’s Cash Dividends Holding Account or Cash Dividends Reinvestment Account shall be fully (100%) and immediately vested, even if the Participant is not otherwise fully vested in all of his Accounts pursuant to Section 8.3.

(e) Cash Dividends Holding Account Investment Income. Each Participant’s Cash Dividends Holding Account shall be invested in short-term cash equivalent investments, the investment earnings on which shall be credited to the Participant’s Employee Pre-Tax Contributions Account.

22.2. Distribution of Benefits. The provisions of Section 11, concerning the payment of benefits, shall apply equally to the ESOP Component and the Non-ESOP Component. Those provisions are intended to comply with Code Sections 409(o) and 4975(e) and the regulations promulgated thereunder.

SECTION XXIII

“HANES K” PROVISIONS

23.1. Purpose. The purpose of the “Hanes K” provisions described in this Section is to continue generating retirement benefits on behalf of Employees who were participants in the Pension Plan of Hanes Companies, Inc. (the “Hanes Pension Plan”) when the Hanes Pension Plan was merged into the Leggett & Platt, Incorporated Retirement Plan, which was then terminated as of December 31, 2024.

23.2. Hanes K Participants. An Eligible Employee will be a “Hanes K Participant” if he or she was a participant in the Hanes Pension Plan on December 31, 2024, and he or she is eligible to participate in the Plan as of January 1, 2025.

23.3. Hanes K Matching Contributions.

(a) Frequency, Eligibility, and Amount. Each pay period for which a Hanes K Participant makes a Salary Deferral Contribution, the Company shall make a matching contribution to the Plan on the Participant’s behalf. The amount of this “Hanes K Matching Contribution” shall be equal to a percentage of the Participant’s Salary Deferral Contribution for each pay period, determined under the following table and based on the Participant’s age as of December 31, 2024:

Age as of December 31, 2024	Hanes K Matching Contribution Percentage
55 and older	80%
45 to 54	60%
35 to 44	40%
34 and younger	20%

Once determined, this contribution percentage will not change as the Participant ages. No Hanes K Matching Contribution (and Forfeiture Account amounts) shall be allocated for the Plan Year on the basis of Salary Deferral Contributions in excess of six percent (6%) of a Participant’s Pay for such Plan Year. For Hanes K Participants who are Non-Highly Compensated Employees, this Hanes K Matching Contribution shall be in addition to and not in place of, any Company Matching Contribution under Section 5.1.

(b) Allocation Method. Any Hanes K Matching Contribution (including any Forfeiture Account amounts applied as Hanes K Matching Contributions in accordance with Subsection 23.3(d)) for each pay period shall be allocated to the Company Matching Contribution Account of each Hanes K Participant in accordance with the contribution formula described in Subsection 23.3(a).

(c) Timing, Medium, and Posting. The Company shall make its Hanes K Matching Contribution as soon as administratively feasible after each pay period, and for purposes of deducting such Contribution, by not later than the Company’s federal tax filing date, including extensions. The Trustee shall post such amount to the Company Matching Contribution Account of each Hanes K Participant as soon as administratively reasonable after the total Contribution received has been balanced against the specific amount to be credited to each such Account.

The Hanes K Matching Contributions may be made either in (i) cash or (ii) shares of Company Stock, valued as of the Trade Date such contributions are posted to the Company Matching Contribution Account of each Hanes K Participant.

(d) Vesting and Forfeitures. Hanes K Matching Contributions shall vest under the same vesting schedules specified in Section 8.3. Moreover, the Administrative Committee may direct that amounts in the Forfeiture Account (whether or not attributable to Hanes K Matching Contributions) be utilized to reduce future Hanes K Matching Contributions.

23.4. Application of Other Plan Provisions. Except as otherwise expressly provided in this Section, all other provisions of the Plan applicable to Company Matching Contribution Accounts shall apply to any Hanes K Matching Contributions made under this Section. Moreover, any Hanes K Matching Contributions shall be aggregated with all other Employer contributions specified in the Plan when applying the limitations imposed by the Code (for example, the ACP Test described in Section 12 and the limitation on “annual additions” described in Section 13).

APPENDIX A

PARTICIPATION AGREEMENT

LEGGETT & PLATT, INCORPORATED 401(k) PLAN AND TRUST

The Leggett & Platt, Incorporated 401(k) Plan and Trust is hereby adopted by the Participating Group described below, effective as of the date indicated and subject to the special matching employer contribution election under this Plan and, if applicable, the special vesting and/or Code Section 411(d)(6) protected benefits listed below.

The Participating Group agrees to be bound by the terms and provisions of the Plan and Trust as currently in effect and as amended from time to time.

EMPLOYER NAME:

EIN:

BRANCH LOCATIONS/BRANCH NUMBERS COVERED BY THIS ELECTION:

List, unless all of the Eligible Employees of the Employer will be entitled to become participants in this Plan:

Branch Location(s)	Branch Number(s)	Branch Name(s)	Clock #’s Covered

(Attach an additional listing, if necessary)

EFFECTIVE DATE OF PARTICIPATION[1]
(Enter Effective Date of Participation)

First deductions on <insert date> salaried checks and <insert date> hourly checks1

SPECIAL MATCHING EMPLOYER CONTRIBUTION ELECTION(S):

The following Retirement K Matching Contribution provisions, as per Section 20.4 of the Plan, ☐ shall / ☐ shall not apply for employees in this Participating Group who are eligible for such Retirement K Matching Contributions. If applicable, such Retirement K Matching Contributions will apply to Salary Deferral Contributions on up to the first 6% of Compensation1 in accordance with the following schedule:

[1]

In general, compensation for 401(k) salary reduction contribution purposes means the total cash compensation for each pay period that will be reported on a Participant’s U.S. Treasury Department W-2 form as wages, plus any pre-tax elective contributions to this Plan or certain other plans, as set forth in the definition of “Pay” in the Plan.

Age as of December 31, 2006	Retirement K Matching Contribution Percentage
55 and older	80%
45 to 54	60%
35 to 44	40%
34 and younger	20%

The following Hanes K Matching Contribution provisions, as per Section 23.3 of the Plan, ☐ shall / ☐ shall not apply for employees in this Participating Group who are eligible for such Hanes K Matching Contributions. If applicable, such Hanes K Matching Contributions will apply to Salary Deferral Contributions on up to the first 6% of Compensation1 in accordance with the following schedule:

Age as of December 31, 2024	Hanes K Matching Contribution Percentage
55 and older	80%
45 to 54	60%
35 to 44	40%
34 and younger	20%

OTHER MATCHING EMPLOYER CONTRIBUTION ELECTION(S):

The following Matching Employer Contribution provisions shall apply to this Participating Group:

☐	No Matching Employer Contribution[1]

☐	50 cents for each $1.00 of each Participant’s Salary Deferral Contributions, up to 6% of his/her Compensation1,[2]

CODE SECTION 411(d)(6) PROTECTED BENEFITS

The following Code Section 411(d)(6) Protected Benefits apply to this Participating Group:

☐	Other:
(Describe any other applicable Code Section 411(d)(6) protected benefit other than an annuity form of payment and, if applicable, attach any additional information)[3]

PRIOR PLAN VESTING:

The following vesting schedule in the Prior Plan continues to apply to certain Prior Plan accounts under this Plan pursuant to Section 8.3 of the Plan document.

[2]	In general, collective-bargaining participants and HCEs are not eligible for the standard matching contribution.
[3]	Effective January 1, 2003, this Plan may not be adopted by a Prior Plan that provides for an annuity form of payment.

Prior Plan Vesting Schedule

(Attach additional information, if necessary)

This vesting schedule applies to (check applicable box):

☐	Prior Plan Company Matching Contributions

☐	Prior Plan Company Discretionary Profit Sharing Contributions

☐	Both of the above

☐	Not Applicable

WORK-RELEASE EMPLOYEES

Eligible Employees who are incarcerated but allowed to work under a “work-release” or similar program (check one):

☐	may participate in this Plan.

☐	may not participate in this Plan.

Note: By allowing work-release Employees to participate in the Plan, the Branch attests to the permissibility of such participation under applicable state law.

OTHER PROVISIONS

☐	Additional provisions applicable to this Participation Agreement are attached

Accepted by

LEGGETT & PLATT, INCORPORATED
(Employer Name of the Participating Group)

By:		By:
	(Signature)		(Signature)
	(Type or Print Name)		(Type or Print Name)
	Title (Type or Print)		Title (Type or Print)

Dated:		Dated:

APPENDIX B

INVESTMENT FUNDS AND COMPANY STOCK FUND

I.	Investment Funds

The Investment Funds and Company Stock Fund offered under the Plan as of September 1, 2024, are the following daily valued funds:

Stable	• Galliard Stable Return PN

Bond	• Baird Core Plus Bond I (BCOIX)

Large Cap	• Vanguard Growth Index Inst (VIGIX) • Allspring Enhanced Stock Market CIT N • Dodge & Cox Stock X (DOXGX)

Mid Cap	• Vanguard S&P Mid-Cap 400 Index Inst (VSPMX)

Small Cap	• Vanguard Small Cap Index Inst (VSCIX)

International Stock	• Vanguard FTSE All-World Ex-US Index Inst (VFWSX)

Target Retirement

•  Vanguard Target Retirement Trust II Income Fund

•  Vanguard Target Retirement 2020 Trust II

•  Vanguard Target Retirement 2025 Trust II

•  Vanguard Target Retirement 2030 Trust II

•  Vanguard Target Retirement 2035 Trust II

•  Vanguard Target Retirement 2040 Trust II

•  Vanguard Target Retirement 2045 Trust II

•  Vanguard Target Retirement 2050 Trust II

•  Vanguard Target Retirement 2055 Trust II

•  Vanguard Target Retirement 2060 Trust II

•  Vanguard Target Retirement 2065 Trust II

•  Vanguard Target Retirement 2070 Trust II

Company Stock	• Leggett & Platt, Incorporated Company Stock (Leggett Common Stock-LEG)

II.	Qualified Default Investment Alternative

The Qualified Default Investment Alternative for a Participant as of January 1, 2016, is the Vanguard Target Retirement Fund that is designed to mature nearest the Participant’s Normal Retirement Age.

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III.	Contribution Accounts for Which Investment Is Restricted

A Participant or Beneficiary may direct the investment of his or her entire Account.

IV.	Maximum Percentage Restrictions Applicable to Certain Investment Funds

As of January 1, 2019, a Participant may not direct that more than twenty percent (20%) of his or her Salary Deferral Contributions be invested in the Leggett & Platt, Incorporated Company Stock Fund.

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APPENDIX C

PAYMENT OF PLAN FEES AND EXPENSES

Payment of Plan fees and expenses shall be as follows:

☐	Investment Management Fees: These are paid by Participants, in that management fees reduce the investment return reported and credited to Participants.

☐	Loan Fees: For loans initiated on or after October 1, 2017, a $40.00 loan initiation fee and a $10.00 per quarter loan maintenance fee shall be paid by Participants from their Plan accounts.

☐

All Other Fees: Recordkeeping fees, periodic installment payment fees, and any additional Plan-related fees and expenses shall be paid by the Company or may, at the discretion of the Company, be paid from Forfeitures or other assets of the Plan.

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APPENDIX D

LOAN INTEREST RATE

The interest rate charged on Participant loans shall be equal to the prime rate published in the Wall Street Journal at the time the loan is processed, plus 1%. If multiple prime rates are published in the Wall Street Journal, the prime rate selected shall be the rate closest to the last prime rate used for this purpose.

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